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                                                                     EXHIBIT 2.1


                               PURCHASE AGREEMENT


        THIS PURCHASE AGREEMENT is made and entered into this 5th day of June, 1998 by and among GLOBAL ENERGY EQUIPMENT GROUP, L.L.C., a Delaware limited liability company ("Purchaser LLC"), GEEG, INC., a Delaware corporation ("Purchaser Corporation" and, together with Purchaser LLC, "Purchasers"), and JASON INCORPORATED, a Wisconsin corporation ("Jason"), BRADEN NEVADA, INC., a Nevada corporation ("BN"), DELTAK NEVADA, INC., a Nevada corporation ("DN") and JASON NEVADA, INC., a Nevada corporation ("JN") (BN, DN and JN are hereinafter referred to collectively as "Sellers"), and, for purposes of sections 12, 13 and 15 only, DELTAK, L.L.C., a Delaware limited liability company ("Deltak") and BRADEN MANUFACTURING, L.L.C., a Delaware limited liability company ("Braden").

                                    RECITALS

        Purchasers, Jason, Sellers, Deltak and Braden acknowledge the following:

        A. Jason's Power Generation Unit, which consists of Jason's Braden operations (the "Braden Business") and Deltak operations (the "Deltak Business") (including the operations of the Subsidiaries (as defined below)), is engaged in the business of manufacturing, marketing and selling (1) auxiliary equipment for gas turbines, such as inlet filter houses, turbine enclosures, exhaust diffusers and silencers, diverter dampers, heat recovery steam generators and mechanical support packages, and (2) electromagnetic shielding equipment (the "Business").

        B. JN is a wholly-owned subsidiary of Jason and BN and DN are wholly-owned subsidiaries of JN.

        C. The Deltak Business is conducted by and through (1) Deltak, which is owned by DN, and (2) Deltak Construction Services, Inc., a Wisconsin corporation wholly owned by JN.

        D. The Braden Business is conducted by and through (1) Braden, which is owned by BN, (2) Braden Construction Services, Inc., a Delaware corporation wholly owned by JN and (3) Braden-Europe B.V., a limited liability company organized under the laws of the Netherlands and wholly owned by JN.

        E.      Purchaser Corporation is a wholly-owned subsidiary of Purchaser
LLC.


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        F.      DN and BN desire to sell to Purchasers and Purchasers desire to purchase and acquire from DN and BN their membership interests in Deltak and Braden, respectively.

        G. JN desires to sell to Purchasers and Purchasers desire to purchase and acquire from JN all of the issued and outstanding capital stock of Deltak Construction Services, Inc., Braden Construction Services, Inc. and Braden-Europe B.V. (collectively, the "Subsidiaries" and individually a "Subsidiary") owned by JN.

                                   AGREEMENTS

        In consideration of the recitals and mutual agreements which follow and intending to be legally bound, the parties agree as follows:

        1. Certain Definitions. As used in this Agreement, the following terms shall have the following meanings:

                1.01 "Affiliate" of any Person means any Person, directly or indirectly controlling, controlled by or under common control with such Person, and includes any Person who is an officer, director or employee of such Person and any Person that would be deemed to be an "affiliate" or an "associate" of such Person, as those terms are defined in Rule 12b-2 of the regulation promulgated under the Securities Exchange Act of 1934, as amended. As used in this definition, "controlling" (including, with its correlative meanings, "controlled by" and "under common control with") means possession, directly or indirectly, of power to direct or cause the direction of management or policies (whether through ownership of stock, partnership or other ownership interests, by contract or otherwise).

                1.02 "Lien" means any lien, charge, claim, pledge, security interest, conditional sale agreement or other title retention agreement, lease, mortgage, security agreement, option, encroachment, encumbrance or other material defect in title or other encumbrance (including, without limitation, the filing of, or agreement to give, any financing statement under the Uniform Commercial Code of any jurisdiction or any collateral assignment), but shall not include, in any event, any lien for real estate taxes or assessments not yet due and payable, or, with respect to intellectual property matters, any claims of misappropriation, misuse or infringement.

                1.03 "Material Adverse Effect" means a material adverse effect upon the assets, liabilities, operations, condition (financial or otherwise), results of



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operations, business, properties, suppliers, employees or customer relations of the Business, taken as a whole.

                1.04 "Person" means an individual, a corporation, a partnership, an association, a trust or other entity or organization.

        2. Sale of Interests; Sale of Stock. On the terms and subject to the conditions contained in this Agreement, (a) Purchaser LLC, at Closing (as defined in section 4), shall purchase from DN, BN and JN, and DN, BN and JN shall sell to Purchaser LLC, 99% of the issued and outstanding membership interests or capital stock, as the case may be, of Deltak, Braden and Braden-Europe B.V., respectively, free and clear of all Liens, (b) Purchaser Corporation, at Closing, shall purchase from DN, BN and JN, and DN, BN and JN shall sell to Purchaser Corporation, 1% of the issued and outstanding membership interests or capital stock, as the case may be, of Deltak, Braden and Braden-Europe B.V., respectively, free and clear of all Liens, and (c) Purchaser Corporation, at Closing shall purchase from JN, and JN shall sell to Purchaser Corporation, all of the issued and outstanding capital stock of Deltak Construction Services, Inc. and Braden Construction Services, Inc., free and clear of all Liens.

        3.      Purchase Price.

                3.01 Amount to Sellers. Purchasers shall pay Sellers in the manner set forth below:

                        (a) Deltak. The aggregate purchase price to be paid by Purchasers for DN's membership interest in Deltak shall be $27,900,000 (the "Base Deltak Purchase Price"), subject to adjustment as hereinafter provided (as so adjusted, the "Deltak Purchase Price").

                        (b) Braden. The aggregate purchase price to be paid by Purchasers for BN's membership interest in Braden shall be $14,000,000 (the "Base Braden Purchase Price"), subject to adjustment as hereinafter provided (as so adjusted, the "Braden Purchase Price").

                        (c)     Subsidiaries.

                                (i)     The purchase price to be paid by
Purchaser Corporation for all of the issued and outstanding capital stock of Deltak Construction Services, Inc. owned by JN shall be $100,000 (the "Base DCS Purchase Price"), subject to adjustment as hereinafter provided (as so adjusted, the "DCS Purchase Price").



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                                (ii)    The purchase price to be paid by
Purchaser Corporation for all of the issued and outstanding capital stock of Braden Construction Services, Inc. owned by JN shall be $500,000 (the "Base BCS Purchase Price"), subject to adjustment as hereinafter provided (as so adjusted, the "BCS Purchase Price").

                                (iii)   The aggregate purchase price to be paid
by Purchasers for all of the issued and outstanding capital stock of Braden-Europe B.V. owned by JN shall be $2,500,000 (the "Base BE Purchase Price"), subject to adjustment as hereinafter provided (as so adjusted, the "BE Purchase Price").

                        (d) Base Purchase Price Adjustments. The Base Deltak Purchase Price, the Base Braden Purchase Price, the Base DCS Purchase Price, the Base BCS Purchase Price and the Base BE Purchase Price shall be subject to adjustment as follows:

                                (i)     If the Net Operating Assets (as
hereinafter defined) of Deltak as of the Closing Date (as defined in section 4) exceed $(3,253,000), then the Base Deltak Purchase Price shall be increased by the amount of such excess. If the Net Operating assets of Deltak as of the Closing Date are less than $(3,253,000), then the Base Deltak Purchase Price shall be decreased by the amount of such deficiency. As used herein, the "Net Operating Assets" as of the Closing Date shall mean the excess of [a] the aggregate book value of Deltak's, Braden's or a Subsidiary's, as the case may be, accounts receivable, inventory, costs and earnings in excess of billings on uncompleted contracts, prepaid expenses and net fixed assets over [b] the aggregate book value of such entity's liabilities (other than liabilities for borrowed money arranged by Purchasers in connection with the consummation of the transactions contemplated by this Agreement), as all such amounts are reflected on the Closing Date Statements of Net Operating Assets (as hereinafter defined) calculated in accordance with generally accepted accounting principles (GAAP) on a basis consistent with the method of accounting used in preparing the Statements of Net Operating Assets attached as Schedule 3.01. The Net Operating Assets of Deltak, Braden and each Subsidiary as of December 26, 1997 and as of May 1, 1998 are as set forth on Schedule 3.01. For clarity, the parties acknowledge and agree that Net Operating Assets shall not include the cash and cash equivalents, intangible assets and other noncurrent assets owned by the applicable entity.

                                (ii)    If the Net Operating Assets of Braden as
of the Closing Date exceed $9,582,000, then the Base Braden Purchase Price shall be increased by the amount of such excess. If the Net Operating Assets of Braden as



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of the Closing Date are less than $9,582,000, then the Base Braden Purchase
Price shall be decreased by the amount of such deficiency.

                                (iii)   If the Net Operating Assets of Deltak
Construction Services, Inc. as of the Closing Date exceed $40,000, then the Base DCS Purchase Price shall be increased by the amount of such excess. If the Net Operating Assets of Deltak Construction Services, Inc. as of the Closing Date are less than $40,000, then the Base DCS Purchase Price shall be decreased by the amount of such deficiency.

                                (iv)    If the Net Operating Assets of Braden
Construction Services, Inc. as of the Closing Date exceed $489,000, then the Base BCS Purchase Price shall be increased by the amount of such excess. If the Net Operating Assets of Braden Construction Services, Inc. as of the Closing Date are less than $489,000, then the Base BCS Purchase Price shall be decreased by the amount of such deficiency.

                                (v)     If the Net Operating Assets of
Braden-Europe B.V. as of the Closing Date exceed $1,964,000, then the Base BE Purchase Price shall be increased by the amount of such excess. If the Net Operating Assets of Braden-Europe B.V. as of the Closing Date are less than $1,964,000, then the Base BE Purchase Price shall be decreased by the amount of such deficiency.

                        (e) Reimbursement Amount. Jason and Sellers have retained (i) all accrued federal payroll taxes and withholdings for JPG Employees (as defined below) as of the date hereof ("Accrued Payroll Taxes and Withholdings"); and (ii) all accrued contributions payable to the Jason Employee Savings & Profit Sharing Plan on behalf of JPG Employees as of the date hereof ("Accrued 401k Contribution"). For purposes of this section, the term "JPG Employees" means any and all individuals who are or have been employed by Jason in the Business, Braden Construction Services, Inc. or Deltak Construction Services, Inc. and the term "Braden Employees" means any and all individuals who are or have been employed by Jason in the Braden Business or Braden Construction Services, Inc. For clarity, the terms "JPG Employees" and "Braden Employees" shall not include any employees of Braden-Europe B.V. As consideration for the foregoing, the Purchaser LLC hereby agrees to pay to BN, JN and DN, in the manner provided herein, an amount equal to the amount which would be deemed a liability in accordance with generally accepted accounting principles, consistently applied, on Purchaser LLC's financial statements as of the Closing Date if Purchaser LLC had assumed the Accrued Payroll Taxes and Withholdings and the Accrued 401k Contribution as of the Closing Date (such amount, the "Reimbursed Liability Amount"). In addition, the Purchaser LLC



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agrees to pay to BN, JN and DN, in the manner provided herein, (i) the amount of cash owned (in U.S. dollars) by the Subsidiaries as of the Closing Date (without giving effect to any of the transactions contemplated by this Agreement) and
(ii) an amount equal to the aggregate U.S. Dollar amount of all checks which have been issued by Jason on behalf of the Business prior to the Closing Date and which have not yet been applied to reduce Jason's cash account. For purposes hereof, the amount described in this Section 3.01(e) and payable by Purchaser
LLC to BN hereunder shall hereinafter be referred to as the "BN Reimbursement Amount"; the amount described in Section 3.01(e) and payable by Purchaser LLC to JN hereunder shall hereinafter be referred to as the "JN Reimbursement Amount"; and the amount described in this Section 3.01(e) and payable by Purchaser LLC to DN hereunder shall hereinafter be referred to as the "DN Reimbursement Amount."

                        (f) Closing Estimates. Schedule 3.01 sets forth Jason's estimates of the Deltak Purchase Price (the "Estimated Deltak Purchase Price"), Braden Purchase Price (the "Estimated Braden Purchase Price"), DCS Purchase Price (the "Estimated DCS Purchase Price"), BCS Purchase Price (the "Estimated BCS Purchase Price") and BE Purchase Price (the "Estimated BE Purchase Price") (collectively, the "Estimated Purchase Prices"), in accordance with the calculations set forth in section 3.01(d). In addition, Schedule 3.01 sets forth Jason's good faith estimate of the amounts of reimbursements to be made by Purchaser LLC in accordance with section 3.01(e) to BN (the "BN Estimated Reimbursement Amount), JN (the "JN Estimated Reimbursement Amount") and DN (the "DN Estimated Reimbursement Amount") (the sum of the BN Estimated Reimbursement Amount, the JN Estimated Reimbursement Amount and the DN Estimated Reimbursement Amount shall hereinafter be referred to as the "Estimated Reimbursement Amount."

                3.02 Manner of Payment of the Estimated Purchase Prices and Estimated Reimbursement Amount.

                        (a) Payments to Sellers. At Closing, Purchasers shall pay, in the proportions set forth below, (i) to DN the Estimated Deltak Purchase Price (the "DN Cash Payment") and (ii) to BN the Estimated Braden Purchase Price (the "BN Cash Payment") and (iii) to JN the sum of the Estimated DCS Purchase Price, the Estimated BCS Purchase Price and the Estimated BE Purchase Price (such sum, the "JN Cash Payment") (collectively, the "Cash Payments"), in each case, by wire transfer of immediately available funds to an account designated by the applicable Seller being paid. At Closing, Purchaser LLC shall pay to BN the BN Estimated Reimbursement Amount, to JN the JN Estimated Reimbursement Amount and to DN the DN Estimated Reimbursement Amount. Such amounts



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shall be paid by wire transfer of immediately available funds to an account designated by the applicable Seller being paid.

                        (b) Proportion of Estimated Purchase Prices and Cash Payments to be borne by each Purchaser. Purchaser LLC shall pay to DN, BN and JN 99% of the Estimated Deltak Purchase Price, the Estimated Braden Purchase Price, and the Estimated BE Purchase Price, respectively. Purchaser Corporation shall pay to DN, BN and JN 1% of the Estimated Deltak Purchase Price, the Estimated Braden Purchase Price, and the Estimated BE Purchase Price, respectively. Purchaser Corporation also shall pay to JN all of the Estimated DCS Purchase Price and all of the Estimated BCS Purchase Price. Purchaser LLC and Purchaser Corporation shall pay the Cash Payments in the proportions and to the Sellers specified in the preceding sentence. Any payments by or to Purchasers in accordance with the adjustment provisions of section 3.03 shall be made by or to the Purchasers in the proportions specified in this section 3.02.

                3.03    Post-Closing Adjustments.

                        (a) As soon as practicable, but not later than 60 days after the Closing Date, Purchaser LLC shall prepare and deliver to Jason
(i) proposed calculations of the Net Operating Assets of Deltak, Braden and each Subsidiary as of the Closing Date (the "Proposed Closing Date Statements of Net Operating Assets") and (ii) proposed calculations of the BN Reimbursement Amount, the JN Reimbursement Amount and the DN Reimbursement Amount, each as of the Closing Date (collectively, the "Proposed Reimbursement Amounts"). Purchaser LLC shall permit Jason and its independent certified public accountant to review all accounting records and all work papers and computations used in the preparation of the Proposed Closing Date Statements of Net Operating Assets and Proposed Reimbursement Amounts. If Jason does not give notice of dispute to Purchaser LLC within 30 days of receiving the Proposed Closing Date Statements of Net Operating Assets and Proposed Reimbursement Amounts, the parties agree that the Proposed Closing Date Statements of Net Operating Assets shall be deemed to set forth the Net Operating Assets of Deltak, Braden and each Subsidiary as of the Closing Date and the Proposed Reimbursement Amounts shall be deemed to set forth the BN Reimbursement Amount as of the Closing Date, JN Reimbursement Amount as of the Closing Date and DN Reimbursement Amount as of the Closing Date. If Jason gives notice of dispute to Purchaser LLC within such 30-day period (which notice shall state with reasonable specificity the reasons for any disagreement and the amount in dispute), Jason and Purchaser LLC shall negotiate in good faith to resolve the dispute. If, after 15 days from the date notice of dispute is given hereunder, Jason and Purchaser LLC cannot agree on the resolution of the dispute, the items in dispute shall be submitted



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immediately to a nationally recognized firm of independent auditors acceptable to both Purchaser LLC and Jason (or, in the absence of agreement, the Chicago office of the auditing firm of Arthur Anderson LLP) (the "Accounting Firm"). The Accounting Firm shall be required to render a determination of the parties' dispute within 60 days after referral of the matter to the Accounting Firm, which determination must be made in writing and must set forth, in reasonable detail, the bases therefor. The determination by the Accounting Firm shall be binding and conclusive upon the parties. The fees and disbursements of the Accounting Firm shall be allocated between the Purchaser LLC and Jason so that Jason's share of such fees and disbursements shall be in the same proportion that the aggregate amount of such remaining disputed amounts so submitted by Jason to the Accounting Firm that is unsuccessfully disputed by Jason (as finally determined by the Accounting Firm) bears to the total amount of such remaining disputed amounts so submitted by Jason. Purchaser LLC will revise the Proposed Closing Date Statements of Net Operating Assets and/or the applicable Proposed Reimbursement Amounts as appropriate to reflect the resolution of any objections thereto pursuant to this section 3.03(a). The "Closing Date Statements of Net Operating Assets" shall mean the Proposed Closing Date Statements of Net Operating Assets together with any revisions thereto pursuant to this section 3.03(a). The "BN Reimbursement Amount" shall mean the proposed BN Reimbursement Amount pursuant to this section 3.03(a) together with any revisions thereto pursuant to this section 3.03(a). The "JN Reimbursement Amount" shall mean the proposed JN Reimbursement Amount pursuant to this section 3.03(a) together with any revisions thereto pursuant to this section 3.03(a). The "DN Reimbursement Amount" shall mean the proposed DN Reimbursement Amount pursuant to this section 3.03(a) together with any revisions thereto pursuant to this section 3.03(a).

                        (b) If, upon final determination of the Net Operating Assets of Deltak as of the Closing Date, the Deltak Purchase Price is less than the DN Cash Payment, DN shall pay to Purchasers the amount of such difference, plus interest on such amount from the Closing Date to the date of payment at the rate of 7% per annum, within five business days after the date on which the Closing Date Statement of Net Operating Assets of Deltak finally is determined pursuant to section 3.03(a) above. If, upon final determination of the Net Operating Assets of Deltak as of the Closing Date, the Deltak Purchase Price is more than the DN Cash Payment, Purchasers shall pay to DN the amount of such difference, plus interest on such amount from the Closing Date to the date of payment at the rate of 7% per annum, within five business days after the date on which the Closing Date Statement of Net Operating Assets of Deltak finally is determined pursuant to section 3.03(a) above. Any such amount payable by one party to another party



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shall be paid by wire transfer of immediately available funds to an account designated by the party being paid.

                        (c) If, upon final determination of the Net Operating Assets of Braden as of the Closing Date, the Braden Purchase Price is less than the BN Cash Payment, BN shall pay to Purchasers the amount of such difference, plus interest on such amount from the Closing Date to the date of payment at the rate of 7% per annum, within five business days after the date on which the Closing Date Statement of Net Operating Assets of Braden finally is determined pursuant to section 3.03(a) above. If, upon final determination of the Net Operating Assets of Braden as of the Closing Date, the Braden Purchase Price is more than the BN Cash Payment, Purchasers shall pay to BN the amount of such difference, plus interest on such amount from the Closing Date to the date of payment at the rate of 7% per annum, within five business days after the date on which the Closing Date Statement of Net Operating Assets of Braden finally is determined pursuant to section 3.03(a) above. Any such amount payable by one party to another party shall be paid by wire transfer of immediately available funds to an account designated by the party being paid.

                        (d) If, upon final determination of the Net Operating Assets of all of the Subsidiaries as of the Closing Date, the sum of the DCS Purchase Price, the BCS Purchase Price and the BE Purchase Price (such sum, the "Subsidiaries Purchase Price") is less than the JN Cash Payment, JN shall pay to Purchasers the amount of such difference, plus interest on such amount from the Closing Date to the date of payment at the rate of 7% per annum, within five business days after the date on which the Closing Date Statements of Net Operating Assets of all of the Subsidiaries finally are determined pursuant to section 3.03(a) above. If, upon final determination of the Net Operating Assets of all of the Subsidiaries as of the Closing Date, the Subsidiaries Purchase Price is more than the JN Cash Payment, Purchasers shall pay to JN the amount of such difference, plus interest on such amount from the Closing Date to the date of payment at the rate of 7% per annum, within five business days after the date on which the Closing Date Statements of Net Operating Assets of all of the Subsidiaries finally are determined pursuant to section 3.03(a) above. Any such amount payable by one party to another party shall be paid by wire transfer of immediately available funds to an account designated by the party being paid.

                        (e) If, upon final determination of the BN Reimbursement Amount as of the Closing Date, the BN Reimbursement Amount is less than the BN Estimated Reimbursement Amount, BN shall pay to Purchaser LLC the amount of such difference, plus interest on such amount from the Closing Date to the date of payment at the rate of 7% per annum, within five business days after



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the date on which the BN Reimbursement Amount finally is determined pursuant to section 3.03(a) above. If, upon final determination of the BN Reimbursement Amount as of the Closing Date, the BN Reimbursement Amount is more than the BN Estimated Reimbursement Amount, Purchaser LLC shall pay to BN the amount of such difference, plus interest on such amount from the Closing Date to the date of payment at the rate of 7% per annum, within five business days after the date on which the BN Reimbursement Amount finally is determined pursuant to section 3.03(a) above. If, upon final determination of the JN Reimbursement Amount as of the Closing Date, the JN Reimbursement Amount is less than the JN Estimated Reimbursement Amount, JN shall pay to Purchaser LLC the amount of amount of such difference, plus interest on such amount from the Closing Date to the date of payment at the rate of 7% per annum, within five business days after the date on which the JN Reimbursement Amount finally is determined pursuant to section 3.03(a) above. If, upon final determination of the JN Reimbursement Amount as of the Closing Date, the JN Reimbursement Amount is more than the JN Estimated Reimbursement Amount, Purchaser LLC shall pay to JN the amount of such difference, plus interest on such amount from the Closing Date to the date of payment at the rate of 7% per annum, within five business days after the date on which the JN Reimbursement Amount finally is determined pursuant to section 3.03(a) above. If, upon final determination of the DN Reimbursement Amount as of the Closing Date, the DN Reimbursement Amount is less than the DN Estimated Reimbursement Amount, DN shall pay to Purchaser LLC the amount of such difference, plus interest on such amount from the Closing Date to the date of payment at the rate of 7% per annum, within five business days after the date on which the DN Reimbursement Amount finally is determined pursuant to section 3.03(a) above. If, upon final determination of the DN Reimbursement Amount as of the Closing Date, the DN Reimbursement Amount is more than the DN Estimated Reimbursement Amount, Purchaser LLC shall pay to DN the amount of such difference, plus interest on such amount from the Closing Date to the date of payment at the rate of 7% per annum, within five business days after the date on which the DN Reimbursement Amount finally is determined pursuant to section 3.03(a) above. Any such amount payable by one party to another party hereunder shall be payable by wire transfer of immediately available funds to an account designated by the party being paid.

                3.04 Allocation of Purchase Price. The parties hereto shall allocate the Deltak Purchase Price to Deltak's assets and the Braden Purchase Price to Braden's assets in a manner consistent with the allocation set forth on
Schedule 3.04. Purchasers, Jason and Sellers shall each report the federal, state and local income and other tax consequences of the transactions contemplated by this Agreement in a manner consistent with such allocation, including, without limitation, the preparation and filing of Form 8594 (or any successor form or



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successor provision of any future tax law) under section 1060 of the Internal
Revenue Code of 1986, as amended (the "IRC" or the "Code") with their respective federal income tax returns for the taxable year that includes the Closing Date, and neither Purchasers, Jason nor Sellers will take any position inconsistent with such allocation unless otherwise required by applicable law.

        4. Closing. Subject to the terms and conditions of this Agreement, the closing of the transactions pursuant to this Agreement (the "Closing") shall take place on June 5, 1998 (the "Closing Date") at the offices of Kirkland & Ellis, Citicorp Center, 153 East 53rd Street, New York, NY 10022-4675, or such other time and place as Jason and Purchasers may agree. The effective time of the Closing shall be deemed to be 11:59 p.m. eastern daylight savings time on the Closing Date.

        5. Conditions to Obligations of Purchasers. Each and every obligation of the Purchasers under this Agreement to be performed by a Purchaser at the Closing shall be subject to the satisfaction, at or before the Closing, of each of the following conditions, unless waived in writing by Purchaser LLC:

                5.01 Notices and Consents. All consents or waivers and licenses, permits, authorizations or approvals of all third parties (governmental or otherwise) which are listed on Schedule 5.01 shall have been obtained in form and substance reasonably satisfactory to Purchasers.

                5.02 Deliveries by Jason and Sellers at Closing. At Closing, Jason and/or Sellers shall deliver or cause to be delivered to Purchaser LLC or Purchaser Corporation, as appropriate, the following items, all in forms reasonably satisfactory to Purchasers' counsel:

                        (a) The membership interests in Deltak, duly endorsed for transfer by DN.

                        (b) The membership interests in Braden, duly endorsed for transfer by BN.

                        (c) The issued and outstanding capital stock of each Subsidiary, duly endorsed for transfer by JN with the exception of Braden-Europe B.V. for which a copy of the executed notarial deed of transfer of shares will be provided by facsimile, with a true copy of the executed notarial deed of transfer of shares to follow as soon as possible thereafter.



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                        (d)     The legal opinion of Jason's and Sellers'
counsel, Reinhart, Boerner, Van Deuren, Norris & Rieselbach, s.c., dated as of the Closing Date in substantially the form of Exhibit A.

                        (e) Certified copies of resolutions adopted by Jason's Board of Directors authorizing the execution, delivery and performance of this Agreement and all documents contemplated hereby to be executed and delivered by Jason and certified copies of resolutions adopted by each Seller's Board of Directors and shareholder authorizing the execution, delivery and performance of this Agreement and all documents contemplated hereby to be executed and delivered by each such Seller.

                        (f) A written estoppel certificate from each lessor and contracting party listed on Schedule 5.02 acknowledging and certifying that
(i) such party is a party to a lease or contract of a certain date; (ii) the lease or contract has not been amended or modified or, if it has, reciting the date and substance of such modification; (iii) the lease or contract is in full force and effect; (iv) as of the date of the certificate, Jason is not in default under the lease or contract; (v) such party consents to each of the assignments of such lease or contract to get the same ultimately to Deltak or Braden, as the case may be; and (vi) if so required by the lease or contract, such party consents to the change of control of Braden or Deltak, as the case may be.

                        (g) A Certificate of Status for Jason issued by the Wisconsin Department of Financial Institutions dated within 20 days of the Closing Date; Certificates of Good Standing for each Seller issued by the Secretary of State of Nevada dated within 20 days of the Closing Date; Certificates of Good Standing for Deltak and Braden issued by the Secretary of State of Delaware dated within 20 days of the Closing Date; Certificates of Good Standing for Braden Construction Services, Inc. and Deltak Construction Services, Inc. issued by the jurisdiction of such corporation's incorporation and each jurisdiction in which such corporation has qualified to do business dated within 20 days of the Closing Date (except that good standing certificates shall not be delivered on behalf of Deltak Construction Services, Inc. for the States of Nevada and Washington); a Certificate of Good Standing for Deltak issued by the State of Minnesota dated within 20 days of the Closing Date; and a Certificate of Good Standing for Braden issued by the State of Oklahoma dated within 20 days of the Closing Date.

                        (h) A copy of each Subsidiary's Articles of Incorporation or other charter documents and all amendments thereto certified
(i) not earlier than 20 days prior to the Closing Date by the jurisdiction of such Subsidiary's incorporation or organization (or, in the case of Braden-Europe B.V., by the civil law notary who was responsible for executing the latest version of its Articles of Association), and (ii) as of the Closing Date by each Subsidiary's (except Braden-Europe B.V.'s) Secretary; and a copy of Deltak's and Braden's Certificate of Formation and all amendments thereto certified (i) not earlier than 20 days prior to the Closing Date by the Secretary of State of Delaware and
(ii) as of the Closing Date by an officer of Deltak and Braden.

                        (i) A copy of By-Laws of Braden Construction Services, Inc. and Deltak Construction Services, Inc. certified as of the Closing Date by the applicable entity's Secretary.

                5.03 Title Insurance. Purchaser LLC shall have received prior to Closing a title insurance commitment for each parcel of real property owned or leased by Deltak and Braden (together with copies of all documents of title) in customary form and containing no items that would materially and adversely interfere with the operations of such real property, issued by Commonwealth Land Insurance Company or such other title insurance company reasonably acceptable to Purchaser LLC (the "Title Insurance Company"). The premium for the title insurance and any charge for endorsements shall be paid by Purchaser LLC. Purchaser LLC shall order the title insurance endorsements and provide copies to Jason upon receipt.

                5.04 Survey. Purchaser LLC shall have received a survey of each parcel of real property owned or leased by Deltak or Braden conforming to the Minimum Standard Detail Requirements jointly established and approved in 1992 by ALTA and ACSM certified to Purchaser LLC, Purchasers' lender, Sellers and the Title Insurance Company and showing no material defects, encroachments or encumbrances adversely interfering with the operations of such property. Purchaser LLC shall bear the cost of obtaining such surveys, shall order the same and shall provide copies to Jason upon receipt.

                5.05 No Liens. Except for encumbrances (including, but not limited to, easements, covenants, rights of way and other encumbrances or restrictions of any nature whatsoever) on the owned Real Property (as defined in section 7.12) which do not materially and adversely interfere with the operations currently conducted on such Real Property and except as set forth on
Schedule 5.05 (collectively, "Permitted Encumbrances"), Purchaser LLC shall have received evidence reasonably satisfactory to Purchaser LLC (a) of the release of any and all Liens on the assets of Deltak and Braden and on the assets of the Subsidiaries, including, without limitation, copies of the appropriate UCC Release and Termination Statements, (b) that all outstanding indebtedness for borrowed money of the Subsidiaries has been paid in full (except the indebtedness of Braden-Europe B.V. to Braden), and (c) that any guarantees executed by Deltak, Braden or any Subsidiary have been terminated.

        6. Conditions to Obligations of Jason and Sellers. Each and every obligation of Jason and the Sellers under this Agreement to be performed by Jason or a Seller at the Closing shall be subject to the satisfaction, at or before the Closing, of each of the following conditions, unless waived in writing by Jason:

                6.01 Notices and Consents. All consents or waivers and licenses, permits, authorizations or approvals of all third parties (governmental or otherwise) which are listed on Schedule 5.01 shall have been obtained in form and substance reasonably satisfactory to Jason.

                6.02 Deliveries by Purchasers At Closing. At Closing, Purchasers shall deliver or cause to be delivered the following items, all in forms reasonably satisfactory to Jason's counsel:

                        (a)     The Cash Payments in accordance with section
3.02 hereof and the Estimated Reimbursement Amount in accordance with section
3.02 hereof.

                        (b) A letter of credit issued by Paribas and/or Credit Agricole Indosuez with The First National Bank of Chicago as the beneficiary in the face amount of the aggregate amount of the letters of credit described on Schedule 6.02(b).

                        (c) The legal opinion of Purchasers' counsel, Kirkland & Ellis, dated as of the Closing Date in substantially the form of Exhibit B.

                        (d) Certified copy of the resolutions adopted by each Purchaser's Board of Directors authorizing the execution, delivery and performance of this Agreement and all documents contemplated hereby to be executed and delivered by such Purchaser.

                        (e) Certificates of Good Standing for each Purchaser issued by the Secretary of State of the State of Delaware dated within seven days of the Closing Date.

                        (f) A copy of each Purchaser's Articles of Incorporation or Certificate of Formation and all amendments thereto certified
(i) not earlier than
seven days prior to the Closing Date by the Secretary of State of Delaware, and
(ii) as of the Closing Date by such Purchaser's Secretary.

                        (g) A copy of Purchaser Corporation's By-Laws certified as of the Closing Date by Purchaser Corporation's Secretary.

        7. Representations and Warranties of Jason and each Seller. Jason and each Seller hereby represents and warrants to Purchasers that the following statements are true and correct:

                7.01 Corporate Organization. Jason is a corporation duly organized and validly existing under the laws of the State of Wisconsin. Jason has the full corporate power and corporate authority to carry on its business as now conducted. Each Seller is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada. Each Seller has the full corporate power and corporate authority to carry on its business as now conducted. Braden and Deltak are limited liability companies duly organized, validly existing and in good standing under the laws of the State of Delaware. Braden and Deltak each have the limited liability company power and limited liability company authority to carry on its business as now conducted. Braden and Deltak are each duly qualified and in good standing as a foreign limited liability company authorized to do business in all jurisdictions in which the nature of its properties and the conduct of its business require Braden or Deltak (as the case may be) to be so qualified except where the failure to be so qualified will not have a Material Adverse Effect. Each Subsidiary is a corporation or limited liability company duly organized and validly existing and Braden Construction Services, Inc. and Deltak Construction Services, Inc. are in good standing under the laws of their respective states of incorporation. Except as disclosed on Schedule 7.01, each Subsidiary has full corporate or limited liability company power and corporate or limited liability company authority to carry on its business as now conducted. Braden Construction Services, Inc. and Deltak Construction Services, Inc. are each duly qualified and in good standing as foreign corporations authorized to do business in all jurisdictions in which the nature of its properties and the conduct of its business require Braden Construction Services, Inc. or Deltak Construction Services, Inc. (as the case may be) to be so qualified except where the failure to be so qualified will not have a Material Adverse Effect.

                7.02 Authorization of Agreement. Jason and each Seller has the full corporate power to execute, deliver and perform this Agreement and all other agreements and instruments to be executed by Jason or a Seller in connection herewith (the "Seller Transaction Documents"), and the execution, delivery and performance of this Agreement and the Seller Transaction Documents have been duly authorized by all necessary corporate action on the part of Jason and each Seller. This Agreement and the Seller Transaction Documents have been duly executed and delivered by Jason and/or the applicable Seller(s). Except as disclosed on Schedule 7.02, the execution, delivery and performance of this Agreement and the Seller Transaction Documents do not conflict with, or result in a breach of, or constitute a default under the terms or conditions of Jason's or any Seller's Articles of Incorporation or By-Laws, or (a) any court or administrative order or process to which Jason or any Seller is a party, (b) any agreement or instrument by which Jason or any Seller is a party or by which Jason or any Seller is bound except where such conflict or default would not have a Material Adverse Effect, or (c) any statute or regulation of any governmental agency except where such conflict or default would not have a Material Adverse Effect. Notwithstanding the foregoing, Jason and each Seller make no representation as to compliance with the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended. This Agreement and each of the Seller Transaction Documents are the legal, valid and binding obligations of Jason and/or the applicable Seller(s), as the case may be, and are enforceable against Jason or any such Seller(s) in accordance with their respective terms, except as such enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally and subject to general principles of equity.

                7.03 Title to Assets. Except for Permitted Encumbrances, except for inventory and obsolete or replaced equipment disposed of in the ordinary course of business since the Balance Sheet Date (as herein defined), except as disclosed on Schedule 7.03 and subject to receipt of any required consents to the assignment, subcontracting or subleasing of contracts and leases pursuant to the Contribution Agreements (as defined below) or to the change of control contemplated by this Agreement, (a) Braden and Deltak have good, indefeasible and marketable title to or a valid leasehold interest in the assets used by them, located on their premises or shown on the Balance Sheet (as herein defined), free and clear of all Liens, and (b) the Subsidiaries have good, indefeasible and marketable title to, or a valid leasehold interest in, the properties and assets used by them, located on their premises or shown on the Balance Sheet (as herein defined), free and clear of all Liens. Except for cash and cash equivalents, the insurance policies listed on Schedule 7.29 and Jason's interest in the Shenzhen Joint Venture, the assets owned by Deltak, Braden and the Subsidiaries and the property subject to Leases (as defined in section 7.20) constitute all of the contracts, rights, assets and properties (other than public property and property Braden, Deltak or the Subsidiaries are entitled to use under license or other similar agreement) that are used in the Business and which generated the financial results of the Business set forth on the Balance Sheet and the related financial statements.

Except for Jason's interest in the Shenzhen Joint Venture and except for the cash and insurance policies referenced above, Jason has, pursuant to the Contribution Agreements, contributed or caused to be contributed to Deltak, Braden or, in the case of the equity securities of the Subsidiaries, JN all of Jason's right, title and interest in and to all of Jason's assets, properties and rights used or held for use principally in the Deltak Business and the Braden Business, respectively (the "JPG Assets"). The term "Contribution Agreements" shall refer to those certain Contribution Agreements between Jason and JN; JN and BN; JN and DN; BN, Jason and Braden; and DN, Jason and Deltak, true and correct copies of which have been delivered to Purchasers.

                7.04    Subsidiaries; Capitalization. Except as set forth on
Schedule 7.04, Jason has no direct or indirect subsidiaries with respect to the Business. Except as set forth on Schedule 7.04, Jason has no interest, direct or indirect, and has no commitment to purchase any interest, direct or indirect, in any other corporation, partnership, joint venture or other business enterprise or entity related to the Business. Except as set forth on Schedule 7.04, the Business has not been conducted by Jason through any direct or indirect subsidiary or affiliate of Jason. All issued and outstanding shares of capital stock of the Subsidiaries are owned by JN, free and clear of all Liens. BN is the sole member of Braden and owns its interest free and clear of all Liens. DN is the sole member of Deltak and owns its interest free and clear of all Liens. JN is the sole shareholder of BN and DN. Jason is the sole shareholder of JN. All of the outstanding shares of capital stock of the Subsidiaries have been duly and validly authorized and issued and are fully paid and nonassessable. All of the outstanding membership interests of Braden and Deltak have been duly and validly authorized and issued and are fully paid and nonassessable. There are no outstanding or authorized options, warrants, purchase rights, subscription rights, conversion rights, exchange rights, or other contracts or commitments that could require JN or any Subsidiary to sell, transfer, or otherwise dispose of any capital stock of any Subsidiary or that could require any Subsidiary to issue, sell or otherwise cause to become outstanding any of its capital stock. There are no outstanding or authorized options, warrants, purchase rights, subscription rights or other contracts or commitments that could require BN or DN or Deltak or Braden to sell, transfer or otherwise dispose of any membership interest of Deltak or Braden or that could require Deltak or Braden to issue, sell or otherwise cause to become outstanding any additional membership interests. There are no voting trusts, proxies, or other agreements or understandings with respect to the voting of any capital stock of any Subsidiary or with respect to voting by the members of Deltak and Braden.

                7.05    Financial Statements. Schedule 7.05 contains copies of
(a) the audited balance sheets of the Business as of December 26 for 1997;

(b) audited statements of income of the Business for the year ended December 26, 1997; (c) the unaudited balance sheet of the Business as of or about December 31 for each of the years 1995 and 1996 and the related statements of income for the years then ended; and (d) the unaudited balance sheets of the Business as of or about May 1, 1998, and the related statements of income for the approximately four-month period then ended. The December 26, 1997 balance sheets shall hereinafter be referred to as the "Balance Sheet" and December 26, 1997 shall hereinafter be referred to as the "Balance Sheet Date." Each balance sheet and income statement described in this section was prepared in accordance with Jason's books of account and records; (b) is true, correct and complete and presents fairly the financial condition, assets and liabilities of the Business as of the date specified and the results of its operations for the period covered thereby; and (c) has been prepared in accordance with generally accepted accounting principles ("GAAP"), consistently applied, subject to, in the case of the audited financial statements, the deviations from GAAP described in the footnotes to such audited financial statements, and subject to, in the case of the unaudited financial statements, such deviations as contained in the audited financial statements and the absence of footnote disclosures.

                7.06    Labor Matters.

                        (a)     To Jason's knowledge, except as set forth on
Schedule 7.06, neither Jason, Deltak, Braden nor any Subsidiary has any union collective bargaining agreements, letters of understanding, written agreements modifying same or other written labor contracts with respect to the Business. To Jason's knowledge, Jason has made available to Purchaser copies of all arbitration or grievance proceedings with respect to the Business within the last three years relating to any contract or laws regarding employment practices. To Jason's knowledge, except as set forth on Schedule 7.06, there are currently no open or unresolved arbitration or grievance proceedings with respect to the Business relating to any contract or laws regarding employment practices and none are currently pending or threatened. There is no pending or, to Jason's knowledge, threatened charge, complaint, or petition by, against or involving Jason, Deltak, Braden or any Subsidiary with respect to the Business before the National Labor Relations Board or any agency which regulates employment practices.

                        (b)     To Jason's knowledge, except as set forth on
Schedule 7.06, neither Jason, Deltak, Braden nor any Subsidiary is bound by any court, administrative agency, arbitration, tribunal, commission or board decree, judgment, decision, agreement or settlement relating to (i) any collective bargaining agreement or other written labor or employment agreements with respect to the Business (including, without limitation, the wages, hours or other terms or conditions of employment contained therein); (ii) unfair labor practices of Jason, Deltak, Braden or any Subsidiary with respect to the Business; (iii) union representation proceedings or attempts to organize collective bargaining units of Jason, Deltak, Braden or any Subsidiary with respect to the Business; (iv) employment discrimination claims against Jason, Deltak, Braden or any Subsidiary with respect to the Business within the past three years; (v) wrongful discharge claims against Jason, Deltak, Braden or any Subsidiary with respect to the Business within the past three years; (vi) claims that Jason, Deltak, Braden or any Subsidiary has within the past three years violated any wage/hour matters with respect to the Business; (vii) ex-employees currently drawing unemployment compensation benefits from Jason, Deltak, Braden or any Subsidiary with respect to the Business; (viii) worker's compensation claims against Jason, Deltak, Braden or any Subsidiary with respect to the Business within the past three years; (ix) claims that Jason, Deltak, Braden or any Subsidiary has within the past three years violated any occupational safety and health, safe work place or employee right-to-know laws with respect to the Business; (x) claims that Jason, Deltak, Braden or any Subsidiary has within the past three years violated any affirmative action, government contracts or contract compliance laws with respect to the Business; (xi) claims that Jason, Deltak, Braden or any Subsidiary has within the past three years violated any immigration laws with respect to the Business; (xii) employment-related tort or retaliation claims against Jason, Deltak, Braden or any Subsidiary with respect to the Business within the past three years; (xiii) claims that, with respect to the Business, Jason, Deltak, Braden or any Subsidiary has within the past three years violated any laws governing an employee's right to continued coverage under a group health insurance plan; (xiv) claims that Jason, Deltak, Braden or any Subsidiary has within the past three years violated any plant closing and mass layoff laws with respect to the Business; or (xv) any other employment related claim against Jason, Deltak, Braden or any Subsidiary with respect to the Business within the past three years, which may in any way materially and adversely affect the Business, taken as a whole. Except as set forth on Schedule 7.06, there have been no pending or, to Jason's knowledge, threatened employment related claims, charges or investigations against Jason, Deltak, Braden or any Subsidiary within the past three years, by or on behalf of current or former employees of the Business, or applicants for employment with the Business which may in any way materially adversely affect the Business, taken as a whole. To Jason's knowledge, except as set forth on Schedule 7.06, there is no current investigation by any government agency relating to employment or safety issues pertaining to the Business which may in any way materially and adversely affect the Business, taken as a whole.

                        (c) Except as disclosed on Schedule 7.06, there is no pending or, to Jason's knowledge, threatened labor strike, slow-down or work stoppage or, to Jason's knowledge, other material labor trouble which may affect the Business, taken as a whole. Except as set forth on Schedule 7.06, no representation question is pending or, to Jason's knowledge, threatened against the Business.

                        (d) To Jason's knowledge, neither Jason, Deltak, Braden, Braden Construction Services, Inc., nor Deltak Construction Services, Inc. has committed any material unfair labor practice under the National Labor Relations Act in connection with the Business.

                        (e) To Jason's knowledge, no executive of the Business or other employee who is, in Jason's judgment, a key employee of the Business has notified Jason, Deltak, Braden or any Subsidiary of his or her intent to terminate employment with Jason, Deltak, Braden or a Subsidiary during the next 12 months.

                7.07 Consents and Approvals. Except as set forth on Schedule 7.07, no consent, approval or authorization of any entity, agency or person is required in connection with the execution or delivery by Jason, the Sellers, Braden and/or Deltak, as applicable, of this Agreement or the consummation by Jason, the Sellers, Braden and/or Deltak, as applicable, of the transactions contemplated hereby. Notwithstanding the foregoing, Jason and each Seller make no representation as to compliance with the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

                7.08 Liabilities. To Jason's knowledge, Deltak, Braden and the Subsidiaries have no liabilities, absolute, direct or contingent, or any outstanding evidence of indebtedness, except (a) as reflected or as reserved against on the Balance Sheet; (b) liabilities incurred in the ordinary course of business consistent with past practice since the Balance Sheet Date; or (c) as reflected on Schedule 7.08. Deltak, Braden, Deltak Israel Ltd., Power Equipment Company de Mexico, S.A. de C.V. and the Subsidiaries have no indebtedness for borrowed money.

                7.09 Accounts Receivable. All of the accounts receivable reflected on the Balance Sheet arose in the ordinary course of business and represent amounts payable by a buyer for goods actually sold or services actually performed and, to Jason's knowledge, are not subject to any material counterclaims or setoffs. Accounts receivable arising after the Balance Sheet Date have arisen in the ordinary course of business and represent amounts payable by a buyer for goods actually sold or services actually performed and, to Jason's knowledge, are not subject to any material counterclaims or setoffs.

                7.10 Inventory. The value at which inventory of Deltak, Deltak Construction Services, Inc. and the Deltak Business is carried on the Balance Sheet reflects the customary inventory valuation policy consistently applied by Deltak, Deltak Construction Services, Inc. and the Deltak Business of stating inventory on the percentage of completion method of accounting for inventory in accordance with generally accepted accounting principles consistently applied by Deltak, Deltak Construction Services, Inc. and the Deltak Business. The value at which inventory of Braden, Braden Construction Services, Inc., Braden-Europe B.V. and the Braden Business is carried on the Balance Sheet reflects the customary inventory valuation policy consistently applied by Braden, Braden Construction Services, Inc., Braden-Europe B.V. and the Braden Business of stating inventory on an accrual shipment method of accounting for inventory in accordance with generally accepted accounting principles consistently applied by Braden, Braden Construction Services, Inc., Braden-Europe B.V. and the Braden Business. To Jason's knowledge, subject to reasonable contract reserves and expenses incurred by Jason in the ordinary course of business, the Business' inventory has been engineered and fabricated in accordance with contracts in place, consistent with past practice, and is properly reflected on the Balance Sheet based upon the contracts received and Jason's reasonable estimation of costs to be incurred to complete the contracts. The Business' inventory has been acquired and commitments to acquire inventory have been made only in the ordinary course of business. Except as described on
Schedule 7.10, no such inventory has been consigned to others.

                7.11 Business Changes. Except as set forth on Schedule 7.11, since the Balance Sheet Date, Jason, Deltak, Braden and the Subsidiaries have (except for matters relating to the transactions contemplated hereby) conducted the Business only in the ordinary course consistent with past practice. Without limiting the generality of the foregoing sentence, except as set forth on
Schedule 7.11, there has not been since the Balance Sheet Date, with respect to the Business:

                        (a) any material (i) to Jason's knowledge, adverse change in the condition (financial or other) or in the results of operations, business, properties, assets, liabilities or net worth of the Business, taken as a whole, (ii) damage, destruction or loss (whether or not covered by insurance) affecting the Business, or (iii) transaction outside the ordinary course of business affecting the Business;

                        (b) any (i) sale, lease, transfer, assignment, abandonment or other disposition of any inventory, machinery, equipment, real property, operating or intellectual property or other assets used or usable in the Business except for dispositions in the ordinary course of business, (ii) cancellation or compromise of any material debt owed to Jason, Deltak, Braden or any Subsidiary with respect to the Business or material claim of Jason, Deltak, Braden or a Subsidiary with respect to the Business except in the ordinary course of business or (iii) to Jason's knowledge, waiver or release of any material right or claim with respect to the Business;

                        (c) to Jason's knowledge, any payment by Jason, Deltak, Braden or a Subsidiary of any liability of the Business other than (i) those then required to be discharged or satisfied, (ii) current liabilities shown on the Balance Sheet and (iii) current liabilities incurred since the Balance Sheet Date in the ordinary course of business;

                        (d) except for the transfer of assets to JN and to Deltak and Braden pursuant to the Contribution Agreements, any loans, payments or transfers of cash or other assets by Jason, Deltak, Braden or a Subsidiary with respect to the Business outside of the ordinary course of business;

                        (e) any material deviation from the ordinary and usual course of conducting the Business including, without limitation, any increase in compensation of, or any advance (excluding advances for ordinary business expenses) or loan to any director, officer or employee (including, without limitation, any increase pursuant to any bonus, pension, profit sharing or other plan or commitment) or other adoption or material amendment or modification, or termination of any new benefit program, plan or other arrangement for directors, officers or employees of the Business;

                        (f) any capital expenditures by Jason, Deltak, Braden or a Subsidiary with respect to the Business in excess of $100,000;

                        (g) any mortgage, pledge or creation of any material Lien on any of the assets of the Business;

                        (h) to Jason's knowledge, any statement made to Jason, Deltak, Braden or any of the Subsidiaries with respect to the Business within the past two years that any customer of the Business which accounted for 2% or more of the Business' total net sales for the prior 12 months may terminate its relationship with Jason, Deltak, Braden, or any of the Subsidiaries, or any notice to Jason, Deltak, Braden or any of the Subsidiaries within the past two years of termination or potential termination of any contract, lease or relationship, including relationships with suppliers, which, in any case or in the aggregate, has or may have a Material Adverse Effect.

                        (i) any change or modification of Jason's accounting methods or practices with respect to the Business (including changes to amortization or depreciation policies or write-downs in the value of any inventory or accounts receivable);

                        (j) to Jason's knowledge, any labor union organizing activity, any actual or threatened employee strikes, work stoppages, slow-downs or lockouts or any adverse material change in the Business' relations with its employees, agents, customers or suppliers;

                        (k) to Jason's knowledge, any (i) failure by Jason, Deltak, Braden or any Subsidiary with respect to the Business to replenish its inventories and supplies in a normal and customary manner consistent with its prior practice, (ii) purchase commitment by Jason, Deltak, Braden or any Subsidiary with respect to the Business in excess of the normal, ordinary and usual requirements of the Business, or (iii) other material change by Jason, Deltak, Braden or any Subsidiary with respect to the Business in selling, pricing, advertising or personnel practices inconsistent with Jason's, Deltak's, Braden's or the Subsidiaries' prior practices with respect to the Business;

                        (l) except for the transfer of assets to JN and to Deltak and Braden pursuant to the Contribution Agreements, any transfer of assets of the Business by Jason, Sellers, Deltak, Braden or the Subsidiaries to any shareholder, officer, director, employee or affiliate of Jason or any other transfer of such assets outside the ordinary course of business;

                        (m) to Jason's knowledge, any material increase in any obligations or liabilities of Jason, Deltak, Braden or the Subsidiaries with respect to the Business (whether absolute, accrued, contingent or otherwise and whether due or to become due), except items incurred in the ordinary course of business and generally consistent with past practice;

                        (n) any declaration, setting aside or payment of a dividend or other distribution with respect to any of the Subsidiaries' capital stock or any of Braden's or Deltak's equity securities (whether in cash or in kind), or any direct or indirect redemption, purchase or other acquisition of any capital stock of the Subsidiaries or any of Braden's or Deltak's equity securities;

                        (o) any material transaction, agreement, contract, lease, or license with respect to the Business outside the ordinary course of business or inconsistent with past practice;

                        (p) to Jason's knowledge, any acceleration, termination, material modification to, or cancellation of any material agreement, contract, lease or license of the Business to which Jason, Deltak, Braden or any Subsidiary is a party or by which Jason, Deltak, Braden or any Subsidiary is bound; or

                        (q) to Jason's knowledge, with respect to the Business, any material capital investment in, or any material loan to, any other Person outside the ordinary course of business.

                7.12 Real Property. Schedule 7.12 sets forth a true and complete list and description of each parcel of real estate occupied, owned or leased by Jason, Deltak, Braden or any Subsidiary with respect to the Business (the "Real Property"). The Real Property is the only real property owned or leased in connection with the Business. Except as set forth on Schedule 7.12,
(i) neither Deltak, Braden nor any Subsidiary owns a fee interest in any real estate and (ii) neither Jason nor any of its other Affiliates owns a fee interest in any real estate with respect to the Business. Except for the Permitted Encumbrances, Deltak or Braden has good and marketable title to the owned Real Property, free and clear of all mortgages, liens, security interests, easements, covenants, rights of way and other encumbrances or restrictions of any nature whatsoever. All installments of real estate taxes with respect to the owned Real Property due prior to the date hereof are paid current. Except as described on Schedule 7.12, (i) neither Deltak, Braden nor any Subsidiary is a lessee, lessor, sublessor or sublessee under any lease of real property and (ii) neither Jason nor any of its other Affiliates is, with respect to the Business, a lessee, lessor, sublessor or sublessee under any lease of real property. Subject to receipt of any required consents to the assignment or subleasing of leases pursuant to the Contribution Agreements or to the change of control contemplated by this Agreement, the real estate leases described on Schedule
7.12 (the "Real Estate Leases") are valid, binding and in full force and effect, and, to Jason's knowledge, there is no material default by Jason, Deltak, Braden or any Subsidiary or any other party thereunder. There are no outstanding options or rights of first refusal to purchase the owned Real Property or any portion thereof or interest therein.

                7.13 Condition of Real Property. To Jason's knowledge, except as set forth on Schedule 7.13, there are no material structural or nonstructural defects in any of the buildings or other improvements situated on the Real Property and all building systems, structures, fixtures and improvements, owned, leased or used by

Jason, Deltak, Braden or any Subsidiary with respect to the Business are, in all material respects, in a condition and working order sufficient to conduct the Business in the manner currently and historically conducted by Jason and the Subsidiaries. Except as set forth on Schedule 7.13, no material capital expenditures on the Real Property are contemplated by Jason, Braden, Deltak or any Subsidiary within the 12 months following the Closing Date. To Jason's knowledge, each parcel of Real Property is serviced by electric, gas, telephone, municipal water, municipal sanitary and storm sewer sufficient in quality and quantity to operate the Business now conducted from each such parcel of Real Property.

                7.14 Planned Public Improvements and Special Assessments. To Jason's knowledge, neither Jason, Deltak, Braden nor any Subsidiary has received notice of any planned, contemplated or commenced public improvements that may result in special assessments or special charges pertaining to the Real Property or that may otherwise materially and adversely affect the availability of utility service or access to the Real Property. To Jason's knowledge, there are no deferred water or sewer charges nor any deferred special assessments pertaining to the Real Property.

                7.15 Access. To Jason's knowledge, (a) there is full and free vehicular access to and from public highways and roads to each parcel of Real Property and (b) all utility companies providing utilities to each such parcel of Real Property have adequate rights of access to provide the services necessary for the conduct of the business now conducted upon each such parcel of Real Property.

                7.16 Building Code Compliance. Neither Jason, Deltak, Braden nor any Subsidiary has received notice of any government agency or court order requiring repairs, alterations or corrections of any existing conditions on the Real Property with respect to which Jason, Deltak, Braden or any Subsidiary has not complied. To Jason's knowledge, except as set forth on Schedule 7.16, the Real Property complies in all material respects with all federal, state and municipal laws, ordinances, orders, regulations and requirements.

                7.17 Zoning. To Jason's knowledge, the current use of and the improvements on the Real Property are permitted under governing zoning laws and ordinances and are not nonconforming or a special use or special exception. Neither Jason, Deltak, Braden nor any Subsidiary has received notice of any contemplated change in the current zoning classification. To Jason's knowledge, all improvements and buildings comprising the Real Property (including, without limitation, the number of parking spaces, the building site and area, the set-backs and height) are in compliance with all applicable zoning and building codes and ordinances. To Jason's knowledge, except as set forth on Schedule 7.17, all licenses, permits, certificates and other governmental approvals necessary for the use or occupancy of the Real Property have been issued and are in full force and effect for all portions of the Real Property.

                7.18 Personal Property Leased. Schedule 7.18 sets forth a list of all material machinery, equipment, vehicles and other tangible personal property used in the operation of the Business which is covered by a lease to which Jason, Braden, Deltak or any of the Subsidiaries is a party.

                7.19 Condition of Assets. To Jason's knowledge, except as set forth on Schedule 7.19, no material maintenance outside the ordinary course of business is needed with respect to the assets of the Business and, none of the assets of the Business, or the ownership, lease, occupancy or operation thereof, is in material violation of any law, ordinance, code, rule or regulation. To Jason's knowledge, the assets of the Business are in good operating condition and working order except for ordinary wear and tear and depreciation. No notice from any governmental body or other person has been served upon Jason, Braden, Deltak or any Subsidiary with respect to the Business within the last three years claiming any violation of any law, ordinance, code, rule or regulation or requiring, or calling attention to the need for any work, repairs, construction, alterations or installation on or in connection with such property with respect to which Jason, Braden, Deltak or the Subsidiary has not complied.

                7.20 Contracts and Leases. The material written and, to Jason's knowledge, oral contracts and leases of Braden, Deltak, each Subsidiary and the Business (including the Real Property Leases) (the "Contracts" and the "Leases") are listed on Schedule 7.20 and such written contracts have been validly executed by Jason, Braden, Deltak or a Subsidiary. Subject to any third party consents to transfer, subcontracting and/or change in control which may be required in connection with the consummation of this Agreement or any of the Contribution Agreements and which are not obtained, the Contracts and Leases are all legally valid and binding upon Jason, Braden, Deltak or a Subsidiary and are in full force and effect with respect to the parties thereto. To Jason's knowledge, neither Jason, Braden, Deltak nor any Subsidiary nor any of the other parties thereto, is in material default thereof. For purposes hereof, a contract or lease shall be deemed material if such contract or lease is a:

                        (a) pension, profit sharing, stock option, employee stock purchase or other plan or arrangement providing for deferred or other compensation to employees or any other material employee benefit plan or arrangement, or any collective bargaining agreement or any other contract with any labor union, or any severance agreement, program, policy or arrangement;

                        (b) contract for the employment of any officer, individual employee or other Person on a full-time, part-time, consulting or other basis providing annual compensation in excess of $100,000 or contract relating to loans to officers, directors or Affiliates;

                        (c) contract under which Braden, Deltak or any Subsidiary has advanced or loaned any other Person amounts in the aggregate exceeding $50,000 or made any other investment in any other Person;

                        (d) agreement or indenture relating to indebtedness or the mortgaging, pledging or otherwise placing a Lien on any material asset or material group of assets of Braden, Deltak or any of the Subsidiaries;

                        (e) lease or agreement under which Braden, Deltak or any Subsidiary is lessee of or holds or operates any property, real or personal, owned by any other party, except for any lease of real or personal property under which the aggregate annual rental payments do not exceed $75,000;

                        (f) lease or agreement under which Braden, Deltak or any Subsidiary is lessor of or permits any third party to hold or operate any material property, real or personal, owned by Braden, Deltak or any Subsidiary;

                        (g) contract or purchase order, the performance of which involves outstanding consideration in excess of $200,000;

                        (h) assignment, license, indemnification or agreement with respect to any Intangible Assets;

                        (i) material agreement with any federal, state or local government or subdivision, agency or authority thereof;

                        (j) sales, distribution or franchise agreement involving payments by or to any party thereunder in excess of $75,000 in any one-year period;

                        (k) agreement material to the operation of the Business with a term of more than one year which is not terminable by Braden, Deltak or any Subsidiary upon less than 90 days notice without penalty;

                        (l) contract or agreement prohibiting Braden, Deltak or any Subsidiary from freely engaging in any business or competing anywhere in the world; or

                        (m) any other agreement which is material to the operations or prospects of the Business or involves a consideration in excess of $200,000 annually.

The Purchasers have been provided access to a true and correct copy of each of the written Contracts and Leases and an accurate description of each of the oral Contracts and Leases, together with all material amendments or waivers thereto. Neither Jason, Braden, Deltak nor the Subsidiaries have received notice of any claimed breach of any of the Contracts or Leases. To Jason's knowledge, Jason, Braden, Deltak or a Subsidiary has complied with the material provisions of the Contracts and Leases. To Jason's knowledge, no event has occurred which, after the passage of time or the giving of notice or both, would constitute a default under any Contract or Lease by Jason, Braden, Deltak or a Subsidiary or any other party to any of the Contracts or Leases. Neither Jason, Braden, Deltak nor any Subsidiary has received notice of termination with respect to any of the Contracts or Leases. Except for the assignments pursuant to the Contribution Agreements (the "Assignments"), neither Jason, Braden, Deltak nor any Subsidiary has assigned any of its material rights under any Contract or Lease. Neither Jason, Braden, Deltak nor any Subsidiary has waived any of its material rights in writing under any of the Contracts or Leases or, to Jason's knowledge, waived any of its material rights in practice under any of the Contracts or Leases. To Jason's knowledge, all of the Contracts and Leases were entered into in the ordinary course of business.

                7.21    Environmental Matters.

                        (a) The term "Environmental Laws" shall mean all foreign, federal, interstate, state and local laws, including statutes, rules, regulations, and other governmental orders and guidances, all contractual obligations and all common law relating to the discharge, release, emission, dispersal, spilling, leaking, dumping or migration of Hazardous Substances or otherwise relating to the protection of the environment, the management of Hazardous Substances or the protection of employee health and safety or safeguarding public health and welfare including, but not limited to, the Solid Waste Disposal Act, the Clean Air Act, the Water Pollution Control Act, the Resource Conservation and Recovery Act of 1976, the Comprehensive, Environmental Response, Compensation, and Liability Act of 1980, the Superfund Amendments and Reauthorization Act, the Occupational Safety and Health Act of 1970, the Toxic Substances Control Act, the Hazardous Materials Transportation Act (all as the same may have been amended), rules and regulations of the United States Environmental Protection Agency, rules and regulations of the United States Nuclear Regulatory Agency, rules and regulations of the United States Department of Transportation, state environmental protection statutes, and rules and regulations of any state or local department of environmental or natural resources or any state or local environmental protection agency and as now in effect.

                        (b) The term "Hazardous Substances" shall mean all hazardous and toxic materials or wastes (including, without limitation, petroleum products, asbestos and raw materials which include hazardous constituents), fumes, smoke, soot, acids, alkalis, chemicals, liquids, gases, vapors, wastes and materials; any pollutants or contaminants; and any other similar substances or materials which are regulated under, or as to which liability may be imposed under, Environmental Laws.

                        (c) Purchasers have had access to information in Jason's possession or control regarding:

                                (i)     All permits, licenses, approvals and
consents issued by or received from government agencies (including local sewerage districts) relating to Environmental Laws or Hazardous Substances which are held by Jason, Braden, Deltak or a Subsidiary and which relate to the Real Property or the Business (the "Environmental Permits").

                                (ii)    All above or below ground storage tanks
on the Real Property and identifies all products and materials currently stored in such tanks.

                        (d)     To Jason's knowledge, except as described on
Schedule 7.21, (i) the Environmental Permits are in full force and effect and constitute all permits, licenses, approvals and consents relating to Environmental Laws or Hazardous Substances required for the conduct of the Business and the use of the assets of the Business and the Real Property in compliance with Environmental Laws; (ii) no proceeding for the suspension, revocation or cancellation of any Environmental Permit is pending or threatened and (iii) no applications for permits or reports filed by Jason, Braden, Deltak or a Subsidiary with respect to the Business in connection with any Environmental Law or Environmental Permit contained any untrue statement of material fact or omitted any statement of material fact necessary to make the statements made not misleading.

                        (e)     To Jason's knowledge, except as set forth on
Schedule 7.21, Jason, Braden, Deltak or a Subsidiary (i) has filed all reports, returns and other filings required to be filed with respect to the Real Property and the Business under Environmental Laws and the Environmental Permits; and
(ii) has made available to Purchasers complete copies of all environmental filings described in this subparagraph which have been made since January 1, 1995.

                        (f)     To Jason's knowledge, except as set forth on
Schedule 7.21, (i) the Business and the Real Property have, in all material respects, been operated by Jason, Braden, Deltak and the Subsidiaries in compliance with the Environmental Laws and Environmental Permits; and (ii) neither Jason, Braden, Deltak nor any Subsidiary has received notice that the Business or the Real Property is not in compliance with any Environmental Law or Environmental Permit.

                        (g) Except as described on Schedule 7.21, there are no actions, claims or investigations pending or, to Jason's knowledge, threatened against the Business, the assets of the Business or the Real Property, which in any case assert or allege (i) Jason, Deltak, Braden or a Subsidiary, the Business, the assets of the Business or the Real Property violated any Environmental Law or Environmental Permit or is in default with respect to any Environmental Permit or any environmental order, writ, judgment, variance, award or decree of any government authority; (ii) Jason, Deltak, Braden or a Subsidiary is, with respect to the Business, required to clean up or take any investigation, remedial or other response action due to the disposal, discharge or other release of any Hazardous Substance on the Real Property or elsewhere; or (iii) Jason, Deltak, Braden or a Subsidiary is, with respect to the Business, required to contribute to the cost of any past, present or future cleanup or remedial or other response action which arises out of or is related to the disposal, discharge or other release of any Hazardous Substance by Jason, Deltak, Braden or a Subsidiary. Except as described on Schedule 7.21, neither the Business, the assets of the Business nor the Real Property is subject to any judgment, stipulation, order, decree or agreement arising under Environmental Laws to which Jason, Deltak, Braden or a Subsidiary is a party.

                        (h)     To Jason's knowledge, except as described on
Schedule 7.21, (i) Jason, Deltak, Braden or a Subsidiary has not treated, recycled, or disposed of Hazardous Substances on, under, at or from the Real Property or any other facility or property (including at any offsite disposal facility) (intentionally or unintentionally) in violation of Environmental Law at the time such treatment, recycling or disposal occurred, and/or such treatment, recycling or disposal will not result in any requirement for investigation or cleanup under

Environmental Law or any liability (contingent or otherwise) under Environmental Law; (ii) there has been no release or threatened release of any Hazardous Substance at, under or from the Real Property or at any other property or facility owned or operated at any time by Jason (with respect to the Business), Deltak, Braden or any Subsidiary in violation of Environmental Law at the time such release occurred or was threatened and/or such release, or threatened release will not result in any requirement for investigation or cleanup under Environmental Law or any liability (contingent or otherwise) under Environmental Law; (iii) there have not been nor are there now any materials containing asbestos or PCBs on the Real Property; (iv) there have been no activities on the Real Property or at any other property or facility owned or operated at any time by Jason (with respect to the Business), Deltak, Braden or any Subsidiary which would subject Braden, Deltak, a Subsidiary, or any subsequent owner, lessee, occupant or operator of the Real Property to damages, penalties, injunctive relief or cleanup costs under any Environmental Laws; and (v) any treatment, recycling or disposal of Hazardous Substances conducted off the Real Property has been in compliance with all Environmental Laws and Environmental Permits in effect at the time of the treatment, recycling or disposal.

                        (i) Jason, Deltak, Braden or a Subsidiary has provided to Purchasers access to full and complete copies of all environmental studies, assessments, audits and analytical reports in its possession relating to the Real Property and any other past or current properties or facilities of the Business operated by Jason or its Affiliates.

                7.22 Government License and Regulation. To Jason's knowledge, Jason, Deltak, Braden and the Subsidiaries have all domestic and foreign governmental licenses, permits, certificates, approvals, registrations and authorizations necessary to conduct the Business as currently conducted and to own and/or use the assets of the Business as currently used under all applicable laws, rules, regulations and codes. To Jason's knowledge, except as set forth on
Schedule 7.22, such licenses, permits, certificates, approvals, registrations and authorizations are in full force and effect and will remain in full force and effect immediately after Closing. No proceeding is pending or, to Jason's knowledge, threatened regarding the revocation or limitation of any such governmental license, permit, certificate, approval, registration or authorization.

                7.23 Restrictions on Personnel. To Jason's knowledge, except as described on Schedule 7.23, none of the officers or employees of the Business have entered into any agreement which is now in effect with any person, corporation, partnership or business organization (other than Jason, Deltak, Braden or a Subsidiary) requiring such person to assign any interest in any invention, proprietary information or trade secrets related to the Business or to keep confidential any such material or containing any prohibition or restriction on competition by Jason, Deltak, Braden or a Subsidiary with respect to the Business or solicitation of customers of the Business.

               7.24   Taxes.  Except as described on Schedule 7.24:

                        (a) Each of Jason, Sellers, Braden, Deltak and the Subsidiaries have properly and timely filed in accurate and correct form all income tax returns and reports with respect to Braden, Deltak, the Subsidiaries and the Business required to be filed by them with all taxing authorities (collectively, the "Income Tax Returns"), and have paid all Income Taxes ("Income Taxes") due or claimed to be due to such authorities. To Jason's knowledge, each of Jason, Sellers, Braden, Deltak and the Subsidiaries (i) have properly and timely filed in accurate and correct form all other tax returns and reports with respect to Braden, Deltak, the Subsidiaries and the Business required to be filed by them with all and any authorities (collectively, the "Other Tax Returns") and (ii) have paid or accrued all Taxes due or claimed to be due. "Tax" means any federal, state, local or foreign income, excise, sales, use, gross receipts, ad valorem, payroll, employment, license, environmental, capital stock, franchise, withholding, social security, real property, personal property, transfer or other tax of any kind whatsoever, including any penalties, assessments, interest, governmental charges, fines or additions thereto. The term "Income Tax" means any federal, state, local or foreign income Tax, including any penalties, assessments, interest, governmental charges, fines or additions thereto.

                        (b) With respect to the Business, the Income Tax Returns reflect all Income Taxes due and payable with respect to the periods covered thereby and there are no other Income Tax liabilities, deficiencies, interest or penalties payable or asserted against Jason, Sellers, Braden, Deltak or the Subsidiaries with respect to such periods. To Jason's knowledge, with respect to the Business, the Other Tax Returns reflect all Taxes (other than Income Taxes) due and payable with respect to the periods covered thereby and there are no other Tax liabilities, deficiencies, interest or penalties payable or asserted against Jason, Sellers, Braden, Deltak or the Subsidiaries with respect to such periods.

                        (c) With respect to the Business, there are no actions, suits, proceedings, investigations or claims pending or, to Jason's knowledge, threatened against Jason, Sellers, Braden, Deltak or the Subsidiaries with respect to Taxes, governmental charges or assessments, nor are any such matters under discussion with any governmental authority.

                        (d) Each of Jason, Sellers, Braden, Deltak and the Subsidiaries, as applicable, (i) has withheld or collected from each payment made to each of the Business' employees the amount of all Income Taxes and, to Jason's knowledge, other Taxes (including, but not limited to, state and federal employment taxes and FICA) required to be withheld or collected therefrom, (ii) has promptly remitted such amounts to the proper income taxing authorities and, to Jason's knowledge, all other proper taxing authorities, and (iii) has filed all reports with respect thereto with the proper income taxing authorities and, to Jason's knowledge, with all other proper taxing authorities.

                        (e) Neither Braden nor Deltak has elected to be regarded as a corporate entity separate from its owner within the meaning of and under Treasury Regulation section 301.7701-3(b)(ii).

                        (f) None of Jason, Sellers or any Subsidiary has filed a consent under Code section 341(f) concerning collapsible corporations. To Jason's knowledge, neither Jason nor any Subsidiary has been a United States real property holding corporation within the meaning of Code section 897(c)(2) during the applicable period specified in Code section 897(c)(1)(A)(ii). None of Braden, Deltak or any Subsidiary is a party to any Tax allocation or sharing agreement. None of the Subsidiaries (i) has been a member of an Affiliated Group filing a consolidated federal Income Tax Return other than a group the common parent of which is Jason or (ii) has any liability for the Income Taxes of any Person (other than Jason and the Subsidiaries) under Regulation section 1.1502-6 (or any similar provision of state, local, or foreign law), as a transferee or successor, by contract, or otherwise.

                7.25 Employment Contracts and Policies. Except as set forth on Schedule 7.25, neither Jason, Deltak, Braden nor any Subsidiary, with respect to the Business, has any written or, to Jason's knowledge, oral employment contract with any person, nor any written or, to Jason's knowledge, oral contract with any employee of the Business involving termination, retirement or termination pay, deferred compensation, profit sharing or pension plans, employee benefit plans or other employee benefits or post-employment benefits of any kind. To Jason's knowledge, Jason, Deltak, Braden or a Subsidiary has made available to Purchaser all of Jason's and the Subsidiaries' written employment policies presently in effect for employees of the Business.

                7.26 Intangible Assets. Schedule 7.26 contains a true and complete list of all patents, invention disclosures, trademarks, trade dress, trade names, service marks, material copyrights, material computer software and material licenses relating to the Business including all registrations pending, applications and applications to be filed by Jason, Deltak, Braden or a Subsidiary therefor (the "Intangible Assets"). Neither Jason, Braden, Deltak nor the Subsidiaries have received actual notice of any adverse claim regarding the Intangible Assets and, to Jason's knowledge, all Intangible Assets are free and clear of any adverse claims or interests. To Jason's knowledge, except as set forth on Schedule 7.26, no licenses, sublicenses, covenants or agreements have been granted or entered into by Jason, Deltak, Braden or a Subsidiary relating to any of the Intangible Assets. To Jason's knowledge, neither the operation of the Business, nor Jason's, Deltak's, Braden's or a Subsidiary's use of the assets of the Business, or the manufacture, sale or use of the products of the Business has infringed or misappropriated any patent, invention disclosure, trademark, trade dress, trade name, service mark, copyright, trade secret, license or other intangible property right of others. To Jason's knowledge, except as set forth on Schedule 7.26, neither Jason, Deltak, Braden nor any Subsidiary has received any notice of infringement by others of any of the Business' patents, invention disclosures, trademarks, trade dress, trade names, service marks, copyrights, licenses, trade secrets or other intangible property rights. To Jason's knowledge, neither Jason, Deltak, Braden nor any Subsidiary has any notice of any claim against Jason, Deltak, Braden or a Subsidiary for infringement of any patents, trademarks, trade dress, trade names, service marks, copyrights or licenses of others or the misappropriation of trade secrets of others. Jason, Braden, Deltak or a Subsidiary owns and possesses all right, title and interest in and to, free and clear of any Liens, or, to Jason's knowledge, has a valid and enforceable license to use, the Intangible Property.

                7.27 Unlawful Payments. No payments of cash or other consideration have ever been offered or made to any person, entity or government by Jason with respect to the Business, or, to Jason's knowledge, by Deltak, Braden or a Subsidiary which were unlawful under the laws of the United States or any state or other government having appropriate jurisdiction.

                7.28 Compliance with Law. To Jason's knowledge, the operation of the Business, and the use of the Real Property do not violate any applicable federal, state, local or international laws or ordinances or any other rule or regulation of any international, federal, state or local agency or body. To Jason's knowledge, Jason, Deltak, Braden and the Subsidiaries are in substantial compliance with and have substantially complied with all applicable federal, state, local and foreign laws, ordinances, rules, regulations, judgments, decrees and orders applicable to the Business (other than applicable bulk transfer laws in connection with the Contribution Agreements).

                7.29 Insurance. Schedule 7.29 lists all insurance policies owned by Jason with respect to the Business or by Deltak, Braden or a Subsidiary. With respect to each such insurance policy, (a) to Jason's knowledge, the policy is in full force and effect in all material respects, (b) neither Jason, Deltak, Braden or a Subsidiary nor, to Jason's knowledge, any other party to the policy is in material breach or default (including with respect to payment of premiums or the giving of notices), and, to Jason's knowledge, no event has occurred which, with notice or with the lapse of time, would constitute such a material breach or default, or permit termination, modification or acceleration under the policy, and (c) to Jason's knowledge, no party to the policy has repudiated any material provision thereof. All premiums on policies due prior to the date hereof have been paid. Neither Jason, Deltak, Braden nor a Subsidiary has received notice that any such insurance is in default, will be canceled or not renewed, or will be renewed at premium rates materially in excess of the premium rates currently in effect.

                7.30 Letters of Credit. Schedule 6.02(b) contains a true and complete list of all letters of credit under which Jason is an obligor with respect to the Business or under which Deltak, Braden or any Subsidiary is an obligor (the "Seller Letters of Credit"). All Seller Letters of Credit are in full force and effect and will remain in full force and effect after consummation of the transactions contemplated hereby.

                7.31 Disabled Employees. To Jason's knowledge, except as set forth on Schedule 7.31, no employee of the Business is eligible for long-term disability but has not yet been certified as such, and no employee of the Business is on medical leave.

                7.32 Expenses. Except for the expenses described in section 15.05(b) to be paid by Purchaser LLC, all expenses incurred by Jason, Braden, Deltak or any Subsidiary in connection with the transactions contemplated hereby (including legal expenses) have either been paid in full or will be paid in full by Jason. Except for the fees of Cleary Gull Reiland & McDevitt Inc. for which Jason shall be responsible, Jason has no liability or obligation to pay any fees or commissions to any broker, finder or agent with respect to the transactions contemplated by this Agreement for which the Purchasers or the Business could become liable or obligated. Neither Deltak, Braden nor any of the Subsidiaries has any liability or obligation to pay any fees or commissions to any broker, finder or agent with respect to the transactions contemplated by this Agreement.

                7.33    Litigation and Proceedings. Except as set forth on
Schedule 7.33, there is no suit, action or legal, administrative, arbitration or other proceeding (including, without limitation, condemnation cases, historic designation proceedings or rezoning proceedings) pending or, to Jason's knowledge, threatened against Jason with respect to the Business or against Deltak, Braden or any Subsidiary. Schedule 7.33 sets forth a description of all pending claims made (or, to Jason's knowledge, presently contemplated claims to be made) by Jason with respect to the Business or by Deltak, Braden or any Subsidiary against third parties. Except as set forth on Schedule 7.33, neither Jason, with respect to the Business, Deltak, Braden nor any Subsidiary, is now under any judgment, order, injunction, charge or decree of any court, administrative agency or other governmental authority.

                7.34 Employee Benefits (Excluding Braden-Europe B.V). For purposes of this section 7.34 only, the term "Subsidiary" shall not include Braden-Europe B.V., and the term "Power Generation Employee" shall not include employees of Braden-Europe B.V. Section 7.34 shall not apply to Braden-Europe B.V. or its employees.

                        (a) Schedule 7.34(a) lists all "employee pension benefit plans," as such term is defined in section 3(2) of the Employee Retirement Income Security Act of 1974 ("ERISA") without regard to any exemptions from any requirements thereunder issued by the United States Department of Labor in regulations or otherwise, maintained, sponsored or contributed to by Jason for the benefit of any employee, as of the Closing Date, of the Business(a "Power Generation Employee") (the "Pension Plans"). Schedule 7.34(a) specifies the Pension Plans that are sponsored, maintained or contributed to, by Braden, Deltak or any of the Subsidiaries as of the Closing Date. The term "Pension Plan" shall also include any "employee pension benefit plan" previously maintained, sponsored or contributed to by Jason for the benefit of any Power Generation Employee which, as of the Closing Date, has not been terminated and distributed all of its assets in full satisfaction of accrued benefits and/or obligations.

                        (b)     Jason has made available to Purchaser copies of
(i) all documents governing each of the Pension Plans as in effect on the Closing Date; (ii) the most recent annual report prepared on the appropriate Internal Revenue Service Form 5500 series, including all required attachments, for each of the Pension Plans subject to such reporting requirements; and (iii) the most recent determination letter issued by the Internal Revenue Service or application therefor concerning the qualification of any Pension Plan pursuant to section 401(a) of the Code, all of which are true, correct and complete in all material respects.

                        (c) None of the assets of the Business are subject to any lien, constructive or otherwise, arising under ERISA section 4068.

                        (d) Except as described in Schedule 7.34(d), all Pension Plans have obtained favorable determination letters from the Internal Revenue Service relating to the tax qualification of the Pension Plan under Code section 401(a) and the tax exempt status of its trust, and Jason knows of no events that have occurred that would materially adversely affect the qualified status of any Pension Plan or the tax exempt status of its trust. To Jason's knowledge, the Pension Plans have operated in accordance with the requirements of the Code in all material respects, including but not limited to, compliance with Code sections 401(a)(4), 401(k)(3), 401(m), 410 and 415.

                        (e) Schedule 7.34(e) lists all "employee welfare benefit plans," as defined in ERISA section 3(1) without regard to any exemptions from any requirements thereunder issued by the United States Department of Labor in regulations or otherwise, maintained, sponsored or contributed to by Jason for the benefit of any Power Generation Employee (the "Welfare Plans"). Schedule 7.34(e) specifies the Welfare Plans that are sponsored, maintained or contributed to, by Braden, Deltak or any of the Subsidiaries as of the Closing Date. The term "Welfare Plans" shall also include any employee welfare benefit plan previously maintained, sponsored or contributed to by Jason for the benefit of any Power Generation Employee which, as of the Closing Date, has not terminated and distributed all of its assets and/or satisfied all of its obligations.

                        (f) Except as provided on Schedule 7.34(f), Jason has made available to Purchaser copies of all documents governing each of the Welfare Plans as in effect on the Closing Date, all of which, to Jason's knowledge, are true, correct and complete.

                        (g) To Jason's knowledge, Schedule 7.34(g) hereto contains an accurate and complete list of each other retirement, savings, thrift, deferred compensation, severance, stock ownership, stock purchase, stock option, performance, bonus, incentive, vacation or holiday pay, travel, fringe benefit, plan, policy, trust, understanding or arrangement of any kind, whether written or oral, contributed to, maintained or sponsored by Jason for the benefit of any present or former Power Generation Employee, officer or director which is not a Pension Plan or a Welfare Plan (the "Other Plans"). Schedule 7.34(g) specifies the Other Plans that are sponsored, maintained or contributed to by Braden, Deltak or any of the Subsidiaries as of the Closing Date.

                        (h) Except as provided on Schedule 7.34(h), Jason has made available to Purchaser copies of all documents governing each Other Plan as in effect on the Closing Date, all of which are, to Jason's knowledge, true, correct and complete.

                        (i) Jason has not, after May 22, 1998, made any material modification, within the meaning of ERISA section 102 and the regulations thereunder (even if such term does not apply under ERISA to such plan), to any existing Pension Plan, Welfare Plan or Other Plan which is not set forth in the Pension Plan, Welfare Plan or Other Plan documents made available to Purchaser and which is not disclosed explicitly on Schedule 7.34(i) as a material modification made after May 22, 1998.

                        (j) For purposes of this section, "Jason" shall include Jason and all members of any controlled group of corporations (within the meaning of Code section 414(b), relevant Treasury Regulations and Pension Benefit Guaranty Corporation regulations issued pursuant to ERISA section 4001), any group of trades or businesses under common control (within the meaning of Code section 414(c), relevant Treasury Regulations and Pension Benefit Guaranty Corporation regulations issued pursuant to ERISA section 4001) and any affiliated service group (within the meaning of Code section 414(m) and relevant Treasury Regulations and proposed Treasury Regulations) of which Jason is a member, except Braden-Europe B.V.

                        (k)     To Jason's knowledge, except as disclosed on
Schedule 7.34(k), with respect to the Business, (i) Jason never has been obligated to contribute on behalf of a Power Generation Employee to any multiemployer plan within the meaning of ERISA section 3(37) or 4001(a)(3); (ii) Jason has not incurred any liability on account of a "partial withdrawal" or a "complete withdrawal" (within the meaning of ERISA sections 4205 and 4203) from any employee benefit plan subject to Title IV of ERISA which is a "multiemployer plan" (as such term is defined in ERISA section 3(37) (a "Multiemployer Plan"), and (iii) Jason is not bound by any contract or agreement and does not have any obligation or liability described in ERISA section 4204.

                        (l) To Jason's knowledge, except as disclosed on 0Schedule 7.34(l), the Welfare Plans, Pension Plans and Other Plans and the trusts or other funding vehicles related to the Welfare Plans, Pension Plans and Other Plans have been administered in all material respects in compliance with the applicable requirements of ERISA, the Code, the plan documents and all other applicable rules, regulations and laws. To Jason's knowledge, the Welfare Plans, Pension Plans and Other Plans and the trusts or other funding vehicles related to the Welfare Plans, Pension Plans and Other Plans meet, in all material respects, applicable requirements, in form and in operation, for favorable tax treatment under the Code. To Jason's knowledge, the Pension Plans comply in all material respects with the requirements of the Tax Reform Act of 1986, Uruguay Round

Agreements Act, Small Business Job Protection Act of 1996, the Taxpayer Relief Act of 1997, Uniformed Services Employment and Reemployment Rights Act and all applicable subsequent legislation, requirements and amendments under the Code and ERISA. To Jason's knowledge, all required contributions and all expenses pursuant to the Welfare Plans, Pension Plans and Other Plans for all periods prior to the Closing Date (including an accrued liability for an amount equal to the amounts which Jason would be required to contribute for the period of January 1, 1998 through the Closing Date as employer profit sharing, base or matching contributions to the Pension Plans on behalf of participants as of the Closing Date, assuming that any hours of service or year-end employment requirements apply to such determination as if the Closing Date is the last day of the Plan Year with respect to year-end employment requirements and pro-rata as of the Closing Date with respect to hours of service) have been made or will be made within 30 days of the Closing Date or are adequately reflected in accordance with generally accepted accounting principles on the Closing Date Statements of Net Operating Assets. To Jason's knowledge, there are no threatened claims, lawsuits or arbitrations which have been asserted or instituted against the Pension Plans, Welfare Plans or Other Plans or any fiduciaries thereof with respect to their duties to the Welfare Plans, Pension Plans or Other Plans or the assets of any of the trusts under any Pension Plans, Welfare Plans or Other Plans. To Jason's knowledge, no representations or communications with respect to participation, eligibility for benefits, vesting, benefit accrual or coverage under the Pension Plans, Welfare Plans or Other Plans have been made to Power Generation Employees other than those which are in accordance with the terms of such Pension Plans, Welfare Plans or Other Plans in effect immediately prior to the Closing Date.

                        (m) With respect to any Welfare Plan which is a "group health plan," as defined in Code section 4980B, except as disclosed on
Schedule 7.34(m), (i) to Jason's knowledge, Jason has not failed to comply with the continuation coverage requirements of Code section 4980B for any periods prior to the Closing Date, and (ii) Jason has no obligation under any Welfare Plan or otherwise to provide health benefits to former Power Generation Employees or any other person except as specifically required by Part 6 of Title I of ERISA.

                        (n) With respect to Welfare Plans, Pension Plans and Other Plans, Jason has, except as set forth on Schedule 7.34(n), made available to Purchaser copies of any currently effective investment management agreements, fiduciary insurance policies, fidelity bonds, rules, regulations or policies of the trustees or any committee thereunder, all of which are, to Jason's knowledge, true, correct and complete.

                (o) No Pension Plan in effect as of the Closing Date is subject to Title IV of ERISA. Except as specified on Schedule 7.34(o), since December 31, 1974, with respect to any employee benefit plan subject to Title IV of ERISA that has been sponsored, maintained, or contributed to by Jason, to Jason's knowledge, there has been no:

                        (i) "reportable event" as defined in section 4043 of ERISA;

                        (ii) event described in section 4063(a), 4064 or 4068(a) of ERISA;

                        (iii) termination, partial termination or commencement of proceedings seeking termination;

                        (iv) grounds for termination as described in section 4042(a) of ERISA;

                        (v) request for waiver of minimum funding standards filed with the Internal Revenue Service; or

                        (vi) accumulated funding deficiency, as defined in ERISA section 302 and Code section 412.

To Jason's knowledge, the Closing of the purchase and sale contemplated hereby will not result in any such events. Jason is not aware of any events that are threatened or which would result in any of the events described herein.

                (p) To Jason's knowledge, except as specified on Schedule 7.34(p), since December 31, 1974, no fiduciary of the Pension Plans or the Welfare Plans has engaged in any "prohibited transaction" (as defined in ERISA section 406 or Code section 4975) nor has any fiduciary breached any fiduciary responsibility, as described in Part 4 of Title I of ERISA, with respect to such Pension Plans or Welfare Plans.

                (q) Except as specified on Schedule 7.34(q), Jason is not aware of the occurrence of any event with respect to any Welfare Plan or Pension Plan which could result in a liability of Jason, or any member of Jason's controlled group to the Pension Benefit Guaranty Corporation ("PBGC"), other than the timely payment of premiums pursuant to section 4007 of ERISA. All required PBGC premiums have been paid for the periods through the Closing Date.

                (r) Except as set forth on Schedule 7.34(r) hereto, none of the Pension Plans, Welfare Plans or Other Plans set forth on Schedules 7.34(a),
(e) or (g) obligates Jason to pay any separation, severance, termination or similar benefit solely as a result of any transaction contemplated by this Agreement or solely as a result of a change in control or ownership within the meaning of Code section 280G.

        7.35    Power of Attorney. To Jason's knowledge, except as set forth on
Schedule 7.35, there are no material outstanding powers of attorney executed on behalf of Deltak, Braden or any Subsidiary or on behalf of Jason with respect to the Business.

        7.36 Guaranties. Except as set forth on Schedule 7.36, neither Deltak, Braden nor any Subsidiary is a guarantor pursuant to any written guaranties or, to Jason's knowledge, otherwise is responsible for any liability or obligation (including indebtedness) of any other Person.

        7.37 Directors and Officers. Schedule 7.37 hereto list the names and titles of all directors and officers (or, in the case of Braden-Europe B.V., managing directors and/or supervisory directors) of Braden, Deltak and each of the Subsidiaries.

        7.38 Business. Neither Deltak, Braden nor any Subsidiary conduct or have conducted any business other than the Business.

        7.39    Product Warranty. To Jason's knowledge, except as set forth on
Schedule 7.39, all of the products manufactured, sold, leased and delivered by the Business, Deltak, Braden and the Subsidiaries have conformed in all material respects with all applicable contractual commitments and all express and implied warranties, and, to Jason's knowledge, neither the Business, Deltak, Braden nor the Subsidiaries have any material liability for replacement or material repair thereof or other material damages in connection therewith, subject only to the reserve for product warranty claims set forth on the face of the Balance Sheets as adjusted for operations and transactions through the Closing Date in accordance with the past custom and practice of the Business, Deltak, Braden and the Subsidiaries.

        7.40 Affiliated Transactions. Except as set forth on Schedule 7.40, neither Jason, any of Jason's subsidiaries (other than Deltak, Braden or any of the Subsidiaries), any Seller, any officer, director, stockholder or member of Deltak, Braden or any Subsidiary nor, to Jason's knowledge, (a) any individual related by blood, marriage or adoption to any such individual, (b) any Affiliate of Deltak, Braden or any Subsidiary, or (c) any entity in which any such Person or individual owns any beneficial interest is a party to any agreement, contract, commitment or transaction with Deltak, Braden or any Subsidiary or has any material interest in any material property used by the Business, Deltak, Braden or any Subsidiary.

                7.41 Disclosure. No representations or warranties by Jason or any Seller contained in section 7 of this Agreement and no exhibits, documents, statements, certificates or schedules furnished or to be furnished to the Purchasers pursuant hereto, or in connection with a transaction contemplated hereby, contains or will contain any untrue statement of a material fact, or omits or will omit to state any material fact necessary to make the statements or facts contained herein or therein not misleading or, to Jason's knowledge and in Jason's reasonable judgment, necessary to provide Purchasers with adequate and complete information as to the Business, Deltak, Braden or any of its Subsidiaries as required by this Agreement. If any representation or warranty of Jason or any Seller contained in section 7 of this Agreement or any exhibit, document, statement, certificate or schedule furnished or to be furnished to the Purchasers pursuant hereto, or in connection with the transactions contemplated hereby, is qualified or limited by Jason's knowledge, or in any other manner, this section 7.41 shall not supersede or limit such qualification in any manner.

        8. Representations and Warranties of Purchasers. Each Purchaser represents and warrants to Jason and Sellers that the following statements are true and correct:

                8.01 Organization. Purchaser LLC is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Delaware. Purchaser LLC has full limited liability company power and limited liability company authority to carry on its business as now conducted and to own and lease the properties and assets it now owns and leases. Purchaser Corporation is a corporation duly organized and validly existing and in good standing under the laws of the State of Delaware. Purchaser Corporation has the full corporate power and corporate authority to carry on its business as now conducted and to own and lease the properties and assets it now owns and leases.

                8.02 Authorization of Agreement. Each Purchaser has the full corporate or limited liability company power to execute, deliver and perform this Agreement and all other agreements and instruments to be executed by such Purchaser in connection herewith (the "Purchaser Transaction Documents"), and the execution, delivery and performance of this Agreement and the Purchaser Transaction Documents have been duly authorized by all necessary limited liability company or corporate action on the part of such Purchaser, including approval of its Board of Directors. This Agreement and Purchaser Transaction

Documents have been duly executed and delivered by the applicable Purchaser. The execution, delivery and performance of this Agreement and the Purchaser Transaction Documents do not and will not conflict with, or result in a breach of, or constitute a default under the terms or conditions of either Purchaser's organizational documents or By-Laws or (a) any court or administrative order or process to which either Purchaser is a party, (b) any agreement or instrument to which either Purchaser is a party or by which either Purchaser is bound, or (c) any statute or regulation of any governmental agency. This Agreement and the Purchaser Transaction Documents are the legal, valid and binding obligations of the applicable Purchaser and are enforceable against such Purchaser in accordance with their respective terms, except as such enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally and subject to general principles of equity.

                8.03 Litigation. There is no action, suit or legal administrative, arbitration or other proceeding or investigation or claim pending or, to either Purchaser's knowledge, threatened against either Purchaser which might adversely affect or restrict either Purchaser's ability to consummate the transactions contemplated hereby.

                8.04 Hart-Scott-Rodino Matters. Each Purchaser, taken together with the "ultimate parent entity" of such Purchaser, if any, and all entities which such Purchaser and such ultimate parent entity, if any, control directly or indirectly, is not a person which has total assets or annual net sales (as such terms are defined under the Hart-Scott-Rodino Act of 1976, as amended) of $10,000,000 or more for purposes of 15 U.S.C. section 18(a) of the Hart-Scott-Rodino Act of 1976, as amended.

                8.05 Expenses. All expenses incurred by either Purchaser in connection with the transactions contemplated hereby (including legal expenses) have either been paid in full or will be paid in full by such Purchaser. Neither Purchaser has any liability or obligation to pay any fees or commissions to any broker, finder or agent with respect to the transactions contemplated by this Agreement for which Jason or any Affiliate of Jason could become liable or obligated.

                8.06 Disclosure. No representations or warranties by either Purchaser contained in section 8 of this Agreement and no exhibits, documents, statements, certificates or schedules furnished or to be furnished by either Purchaser pursuant hereto, or in connection with a transaction contemplated hereby, contains or will contain any untrue statement of a material fact, or omits or will omit to state any material fact necessary to make the statements or facts contained herein or therein not misleading or, to Purchasers' knowledge and in Purchasers' reasonable judgment, necessary to provide Jason with adequate and complete information as to Purchasers as required by this Agreement. If any representation or warranty of any Purchaser contained in section 8 of this Agreement or any exhibit, document, statement, certificate or schedule furnished or to be furnished to Jason or any Seller pursuant hereto, or in connection with the transactions contemplated hereby, is qualified or limited by a Purchaser's knowledge, or in any other manner, this section 8.06 shall not supersede or limit such qualification in any manner.

        9.     Mutual Covenants.

               9.01 Access to Books and Records. The parties agree that, for purposes of this section, the "Access Period" is defined as the longer of (a) a period of five years following the Closing Date or (b) the period of time beginning on the Closing Date and ending on the date on which taxes may no longer be assessed under the applicable statutes of limitation, including any period of waivers or extensions thereof. Purchasers hereby covenant and agree to cause to be maintained in a reasonably accessible place, during the Access Period, the books and records existing as of the date hereof and relating to the Business and to provide copies of such books and records to Jason or its representative upon request, at Jason's expense. Purchasers agree to notify Jason prior to disposing of any such books and records and, upon request made within 60 days after receipt of such notice, to deliver such books and records to Jason at Jason's expense. With respect to any books and records of the Business retained by Jason, Jason hereby covenants and agrees to give Purchasers the same access for the same time period and agrees to give Purchasers the same notice and right in the event of any proposed disposition of such books and records.

               9.02 Reporting Assistance. Purchasers agree to cooperate and timely assist Jason in preparing information for various authorities after the Closing Date on the condition that such information relates to the transactions contemplated by this Agreement. This information includes, but is not limited to, accounting and tax workbooks, responses to audit requests, other filings with tax authorities, e.g., payroll, property, sales and use taxes and other information necessary to comply with federal, state and local laws. Jason agrees to provide the same reporting assistance to Purchasers on the same terms and under the same conditions.

                9.03 Employees. Purchasers shall cause to be offered continuing employment to all of the Power Generation Employees (including the employees of Braden-Europe B.V.) as of the Closing Date. Purchasers agree that Deltak, Braden and the Subsidiaries shall be responsible after Closing for any and all liabilities and obligations related to, or arising from, the Power Generation Employees' employment, or termination from employment, including, without limitation, claims for continuation coverage pursuant to section 4980B of the Code, severance pay, expense reimbursement and any other benefit provided to the Power Generation Employees; provided, however, that Jason shall be responsible for all claims made by Power Generation Employees prior to the Closing Date which are covered under Jason's insurance policies in effect prior to the Closing Date. The Power Generation Employees shall receive credit following Closing for services rendered while employed by Jason prior to Closing for all purposes, including, without limitation, participation in employee benefit programs of Purchasers or any other term or condition of employment which varies with seniority. This section 9.03 is not intended to restrict the right of Purchasers, Deltak, Braden or any of the Subsidiaries to terminate the employment of any person for any reason including without cause.

                9.04 Tax Matters. The following provisions shall govern the allocation of responsibility as between Purchasers and Jason for certain tax matters following the Closing Date:

                        (a) Consolidated Returns for Period Through the Closing Date. Jason will include the income of Deltak Construction Services, Inc. and Braden Construction Services, Inc. (collectively, the "US Subsidiaries") on Jason's consolidated federal Income Tax Return for all periods through the Closing Date and pay any federal Income Taxes attributable to such income. The US Subsidiaries will furnish tax information to Jason for inclusion in Jason's federal consolidated Income Tax Return for the period which includes the Closing Date in accordance with the past custom and performance of the US Subsidiaries. The income of the US Subsidiaries will be apportioned to the period up to and including the Closing Date and the period after the Closing Date by closing the books of the US Subsidiaries as of the end of the Closing Date. Similarly, because they are not recognized as separate entities for tax purposes, Jason and the Sellers, as the case may be, will include the income of Braden and Deltak on their respective Income Tax Returns for all periods through the Closing Date and pay any Income Taxes attributable to such income. Jason may elect to retain the net operating loss carryovers and capital loss carryovers of the US Subsidiaries under Regulation section 1.1502-20(g). At Jason's request, the Purchasers shall cause the US Subsidiaries to join with Jason in filing any necessary elections under Regulation section 1.1502-20(g).

                        (b) Tax Periods Beginning Before and Ending After the Closing Date. Except as otherwise provided in section 9.04(a), Purchasers shall, at their expense, timely prepare or cause to be prepared and file or cause to be filed any Other Returns of the Business, Deltak, Braden and the Subsidiaries for Tax periods which begin before the Closing Date and end after the Closing Date. Prior to filing such Other Returns, Purchasers will provide Jason with a copy of each and, within 15 days thereafter, Jason shall pay to the applicable Purchaser an amount equal to the portion of such Taxes which relates to the portion of the Tax period ending on the Closing Date to the extent such Taxes are not reflected in the reserve for Tax liabilities (rather than any reserve for deferred taxes established to reflect timing differences between book and tax income) shown on the face of the Closing Date Statements of Net Operating Assets. Purchasers will immediately account for and pay to Jason any Tax refund or reduction in Tax liability resulting from a use of any pre-Closing Date Tax attribute of any Subsidiary in a post-Closing Tax period to the extent a benefit was not recorded on the applicable Closing Date Statement of Net Operating Assets when such refund or reduction is realized by such Subsidiary or the Purchasers, as the case may be. For purposes of this section 9.04(b), in the case of any Taxes that are imposed on a periodic basis and are payable for a Tax period that includes (but does not end on) the Closing Date, the portion of such Tax which relates to the portion of such Tax period ending on the Closing Date shall (i) in the case of any Taxes (other than taxes based upon or related to income or receipts), be deemed to be the amount of such Tax for the entire Tax period multiplied by a fraction the numerator of which is the number of days in the Tax period ending on the Closing Date and the denominator of which is the number of days in the entire Tax period, and (ii) in the case of any Tax based upon or related to income or receipts be deemed equal to the amount which would be payable if the relevant Tax period ended on the Closing Date. Any credits relating to a Tax period that begins before and ends after the Closing Date shall be taken into account as though the relevant Tax period ended on the Closing Date. All determinations necessary to give effect to the foregoing allocations shall be made in a manner consistent with prior practice of Jason and the Subsidiaries. In the event Purchasers elect to have Braden-Europe B.V. treated as a pass-through entity for U.S. Tax purposes, the gain or loss caused by such election shall be allocated in full to the Purchasers and will not be subject to any allocation or proration of the Taxes from Jason or any Seller.

                        (c)     Cooperation on Tax Matters.

                                (i)     Purchasers and Jason agree, upon
request, to use their best efforts to obtain any certificate or other document from any governmental authority or any other Person as may be necessary to mitigate, reduce or eliminate any Tax that could be imposed (including, but not limited to, with respect to the transactions contemplated hereby).

                                (ii)    Purchasers and Jason further agree, upon
request, to provide the other party with all information that either party may be required to report pursuant to section 6043 of the Code and all Treasury Department Regulations promulgated thereunder.

                                (iii)   Jason will allow Purchaser LLC and its
counsel, at Purchaser LLC's expense, to participate in any audits of Jason's consolidated federal Income Tax Returns, but only to the extent that such [a] returns relate to the Business, Deltak, Braden or the Subsidiaries, and [b] the issues raised on audit affect the tax treatment of items for the Business, Deltak, Braden or the Subsidiaries by Purchasers after the Closing Date. Purchasers will allow Jason and its counsel, at Jason's expense, to participate in any audits of the Other Returns described in section 9.04(b) to the extent the issues raised on audit could affect the tax treatment of items for the Business, Deltak, Braden or the Subsidiaries relating to periods prior to the Closing Date.

                        (d) Tax Sharing Agreements. All tax sharing agreements or similar agreements with respect to or involving the Business, Deltak, Braden or the Subsidiaries shall be terminated as of the Closing Date and, after the Closing Date, the Business and Purchasers shall not be bound thereby or have any liability thereunder.

                        (e) Taxes of Other Persons. Jason agrees to indemnify Purchasers from and against any adverse consequences Purchasers or the Subsidiaries may suffer resulting from, arising out of, relating to, or caused by any tax liability of any of the Subsidiaries for Taxes of any person, other than the Subsidiaries (i) under Treasury Regulation section 1.1502-6 (or any similar provision of state, local or foreign law), (ii) as a transferee or successor, or (iii) by contract arising prior to the Closing Date.

                        (f) Amended Returns. Jason and Sellers shall not file or cause to be filed any amended Income Tax Return with respect to Braden, Deltak or the Subsidiaries without the prior written consent of the Purchasers, which consent shall not be unreasonably withheld.

        10.     Covenants and Agreements of Purchasers and Jason.

                10.01 Covenants and Agreements of Jason and Purchasers Relating to Spinoff of 401(k) Plan Assets. Jason and Purchasers hereby covenant and agree that:

                        (a) To accomplish the purposes described below, Purchaser LLC shall sponsor or establish as of the Closing Date one or more tax-qualified cash or deferred arrangements pursuant to Code section 401(k) (the "Purchaser's Plan") which shall, after the Closing Date, receive a spinoff from the Jason Employee Savings & Profit Sharing Plan (the "Jason Savings Plan") of all account balances, assets and liabilities under the Jason Savings Plan related to all current or former Power Generation Employees (the "Covered Participants"). Purchaser's Plan may, at Purchaser LLC's option, be merged with another plan sponsored by Purchaser LLC.

                        (b) As soon as practicable after the Closing Date, and upon satisfaction of the requirements set forth in subsection (c) below, Purchaser's Plan shall receive the spinoff from the Jason Savings Plan of the account balances (including all assets and liabilities) of all Covered Participants (the "Spinoff Amount"). Such Spinoff Amount shall be in cash or in kind, including Jason Incorporated stock.

                        (c) Prior to the date of the spinoff described in subsections (a) and (b) above, Purchaser LLC shall (i) present Jason with documentation and information necessary for the Jason Savings Plan to spinoff the account balances, assets and liabilities of the Covered Participants to the Purchaser's Plan; (ii) represent and warrant to Jason that Purchaser's Plan is in full force and effect, complies substantially with the terms set forth in this section and satisfies requirements for qualification pursuant to sections 401(a) and 401(k) of the Code; and (iii) represent and warrant to Jason that Purchaser LLC shall file any and all required forms with the Internal Revenue Service or other agencies and satisfy any and all Code requirements in connection with such spinoff.

                        (d) Prior to the date of the spinoff described in subsections (a) and (b) above, Jason shall (i) present Purchaser LLC with documentation and information necessary for the Purchaser's Plan to receive the spinoff from the Jason Savings Plan; (ii) represent and warrant to Purchaser LLC that the Jason Savings Plan is in full force and effect, complies substantially with the terms set forth in this section and satisfies requirements for qualification pursuant to sections 401(a) and 401(k) of the Code; and (iii) represent and warrant to Purchaser LLC that Jason shall file any and all required forms with the Internal

Revenue Service or other agencies and satisfy any and all Code requirements in connection with such spinoff and merger.

                      (e) Purchaser LLC shall contribute timely to the Purchaser's Plan such amounts, if any, as (i) are required by any Collective Bargaining Agreement or promised by Jason to nonunion Power Generation Employees and (ii) reflected on the Closing Date Statements of Net Operating Assets. Covered Participants shall, for all purposes under Purchaser's Plan, be deemed to be immediately eligible for Purchaser's Plan and shall receive credit under Purchaser's Plan for purposes of benefit accrual, participation and vesting, for all service with Jason or predecessor employers as identified in the Jason Savings Plan.

                      (f) The Closing Date Statements of Net Operating Assets shall include an accrued liability for an amount equal to the amount which Jason would be required to contribute for the period of January 1, 1998 through the Closing Date, as employer profit sharing, base or matching contributions to the Jason Savings Plan on behalf of Covered Participants as of the Closing Date, assuming that any hours of service or year-end employment requirements (as defined in the Jason Savings Plan) apply to such determination as of the Closing Date with respect to year-end employment (as if the Closing Date is the last day of the Plan Year) and pro rata as of the Closing Date with respect to hours of service (as if the Closing Date is the last day of the Plan
Year). Notwithstanding anything in this section, Purchaser LLC will reimburse JN, DN and/or BN for the Reimbursed Liability Amount as provided in sections 3.01, 3.02 and 3.03.

                      (g)     During the period from and after the Closing
Date and prior to the date of the spinoff, the Jason Savings Plan may distribute to the Covered Participants or their beneficiaries any benefits to which such person may then be entitled under the Jason Savings Plan and which were accrued under the Jason Savings Plan as of the Closing Date including any earnings thereon. In the event that any such payments are made, the Spinoff Amount shall be reduced by the amount of such distributions.

                      (h) The cost and expenses of any service providers incurred in connection with the spinoff from the Jason Savings Plan described in this section shall be paid by the party engaging such service provider.

                10.02 Assumption of Deltak Profit Sharing Plan. Jason and Purchasers hereby covenant and agree that:

                      (a) As of the Closing Date, Deltak shall assume sponsorship of the Deltak Profit Sharing Plan (the "Deltak Plan"). Deltak shall operate the Plan in accordance with its terms, but subject to all the powers reserved to the sponsor of the Deltak Plan. Deltak's assumption of the Deltak Plan shall not be deemed to terminate the Plan nor to cause a complete discontinuance of contributions under the Deltak Plan.

                      (b) Deltak shall prepare, file and/or distribute any annual reports due participants or any government agency for the Deltak Plan for the 1998 Plan Year, including the period from January 1, 1998 through the Closing Date. Jason will cooperate with Deltak in preparing any filings or reports required to be made by Deltak.

                      (c) Deltak shall contribute to the Deltak Plan in a timely manner such amounts as are promised by Jason in accordance with its past practice to Power Generation Employees who are participants in the Deltak Plan.

                      (d) The Closing Date Statements of Net Operating Assets shall include an accrued liability for an amount equal to the amount Jason would be required to contribute for the period of January 1, 1998 through the Closing Date, as employer profit sharing or base contributions to the Deltak Plan on behalf of Deltak Plan participants as of the Closing Date, assuming that no hours of service or year-end employment requirements (as defined in the Deltak Plan) apply to such determination as of the Closing Date with respect to year end employment (as if the Closing Date is the last day of the Plan Year) and pro rata as of the Closing Date with respect to hours of service (as if the Closing Date is the last day of the Plan Year).

                10.03 Use of Name. After Closing, neither Purchaser nor any of their Affiliates shall use the names "Jason," "Jason Power Systems" or any confusingly similar name in connection with the operation of the Business or otherwise; provided, however, that Purchasers, Deltak, Braden and each Subsidiary shall have the right to use any work-in-process, preprinted stationery, invoices, receipts, forms, advertising and promotional materials, packaging materials and other supplies which any of Deltak, Braden or any Subsidiary has in inventory as of the Closing and which bear the "Jason" or "Jason Power Systems" name (the "Jason Inventory") in the manner used by Deltak, Braden or such Subsidiary prior to Closing until such time as the Jason Inventory is exhausted in the ordinary course of business, but in no event past September 30, 1998.

                10.04 Employee Benefit Plan Information. Purchaser LLC shall provide Jason all employee census information and contribution and allocation information with respect to the Deltak Profit Sharing Plan and with respect to participation in the Jason Employee Savings & Profit Sharing Plan for the periods of January 1, 1997 through December 31, 1997 and January 1, 1998 to the Closing Date as Jason shall reasonably require to determine whether the Jason Savings & Profit Sharing Plan satisfies the requirements of Code sections 401(k), 401(m), 404(a)(4), 410(b) and 415. Jason shall provide Purchaser LLC all information necessary (a) to file the Deltak Profit Sharing Plan and (b) to file the spin-off plan from the Jason Savings & Profit Sharing Plan for purposes of obtaining a letter of determination from the Internal Revenue Service with respect to amendments adopted before the Closing Date.

               10.05 Multiple Employer Welfare Arrangement. Purchaser LLC shall not adopt or participate in any self-funded welfare plan sponsored by Jason which would create a multiple employer welfare arrangement subject to ERISA section 514(b)(6).

        11. Covenants and Agreements of Jason and Sellers. Jason and Sellers hereby covenant and agree that:

                11.01 Litigation Assistance. Except for litigation between Jason or any of its Affiliates and either Purchaser or any of their Affiliates, Jason will fully cooperate and assist Purchasers in defending any claim or lawsuit relating to the Business. Upon written request, except to the extent otherwise provided in section 12 hereof, Purchasers shall reimburse Jason for all reasonable out-of-pocket expenses actually incurred by Jason (including reasonable attorneys' fees and other professional fees and traveling expenses) in connection with providing the cooperation and assistance required hereunder.

                11.02 Letters of Credit. Jason and Sellers will cooperate with Purchasers in revising the letters of credit described on Schedule 6.02(b) to reflect requests by customers of the Business. Jason and Sellers shall not, however, be obligated to revise any such letters of credit until Purchaser LLC has effected a corresponding revision to its letter of credit required by section 6.02(b) hereunder.

                11.03 Confidentiality. From and after the Closing, Jason and Sellers shall, and shall use their reasonable best efforts to cause their Affiliates and representatives to, keep confidential and not disclose to any other Person or use for their own benefit or the benefit of any other Person any trade secrets or other confidential proprietary information in their possession or control regarding the Business. The obligations of Jason and Sellers under this section 11.03 shall not apply to information which (a) is or becomes generally available to the public without breach of the commitment provided for in this section 11.03; or (b) is required to be disclosed by law, order or regulation of a court or tribunal or governmental authority; provided, however, that, in any such case, the Person subject to such requirement shall notify Purchaser LLC as early as reasonably practicable prior to disclosure to allow Purchaser LLC to take appropriate measures to preserve the confidentiality of such information.

        12.     Indemnification by Jason.

                12.01 Indemnification. Notwithstanding the Closing, as the Purchasers' sole and exclusive remedy for breach of this Agreement (other than the remedy of specific performance in the event of a breach of section 11.03 or section 15.10) Jason agrees to indemnify, defend and hold each Purchaser, Deltak, Braden and each of the Subsidiaries and their directors, officers, employees, agents, members and shareholders ("Purchasers' Indemnified Persons") harmless from and against any damage, liability, loss, cost, claim, obligation or deficiency (including, but not limited to, reasonable attorneys' fees and other costs and expenses incident to proceedings or investigations, or the defense or settlement of any claim but not including punitive or consequential damages) ("Purchaser's Damages") arising out of, resulting from or relating to:

                        (a)     any inaccuracy in or breach of the
representations and warranties of Jason or any Seller set forth in section 7 or in any schedule hereto or in any agreement, certificate or document furnished or to be furnished to Purchasers by Jason or Sellers pursuant hereto in connection with the transactions contemplated hereby;

                        (b) any failure of Jason or Sellers to duly perform or observe any term, provision, covenant or agreement to be performed or observed by Jason or Sellers pursuant to this Agreement or any agreement described herein;

                        (c) any brokerage fees and expenses of Jason referred to in section 15.09; and

                        (d) any claim with respect to the Excluded Liabilities (as defined in the Contribution Agreements).

                        In addition, Jason agrees to indemnify, defend and hold Purchasers' Indemnified Persons harmless from and against any Recipient Damages (as defined in the Contribution Agreements) exceeding the $5,000,000 cap provided in section 7.03 of the relevant Contribution Agreement (the

"Recipient Damages Cap") in the manner, to the extent and subject to any limitations contained in the relevant Contribution Agreement, and further subject to any limitations contained in section 12.03 of this Agreement.

                      Except as set forth below, the representations and warranties of Jason and the Sellers contained herein shall survive Closing until March 31, 1999. The representations and warranties of Jason and the Sellers set forth in sections 7.01, 7.02, 7.03 and 7.04 shall survive Closing indefinitely; and the representations and warranties of Jason and the Sellers set forth in section 7.21 shall survive Closing for a period of three and one-half years; and each representation and warranty of Jason and the Sellers set forth in section
7.24 shall survive Closing until six months after the expiration of the applicable statute of limitations. Jason's obligation to indemnify with respect to a claim for a breach of a representation or warranty set forth in section 7 shall extend beyond the applicable survival period if a Purchaser (or Deltak, Braden or a Subsidiary) asserts such claim by notice in writing to Jason within such survival period. Notwithstanding anything to the contrary in this section 12, no limitation or condition of liability provided in this section 12 shall apply to the breach of any representations or warranties if such breach was willful or made with the intent to deceive.

                12.02 Procedure. A Purchaser (or Deltak, Braden or a Subsidiary) shall give Jason prompt notice in writing of any written claim, demand, assessment, action, suit or proceeding to which the indemnity set forth in this section applies, which notice shall provide in reasonable detail such information as such Purchaser (or Deltak, Braden or a Subsidiary) may have with respect to such claim or demand (including, without limitation, copies of any summons, complaints or other pleadings which may have been served on such Purchaser (or Deltak, Braden or a Subsidiary) or its agents and any written claim, demand, invoice, billing or other document evidencing the same) ("Notice of Claim"). If such claim or demand is evidenced by a court pleading, such Purchaser shall give Notice of Claim within five days of receipt of such pleading. If such claim or demand is evidenced by some other writing or notice from a third party, such Purchaser (or Deltak, Braden or a Subsidiary) shall give Notice of Claim within ten days of the date it receives a notice of such claim.

                      Failure to give timely notice of a matter which may give rise to an indemnification claim shall not affect the rights of such Purchaser (or Deltak, Braden or a Subsidiary) to collect such claims from Jason except to the extent such failure to so notify materially adversely affects Jason's ability to defend such claim against a third party.

                        If a Purchaser's (or Deltak's, Braden's or a
Subsidiary's) request for indemnification arises from the claim of a third party, the written notice shall permit Jason to assume control of the defense of such claim or any litigation resulting from such claim. Failure by Jason to so notify the Purchaser (or Deltak, Braden or a Subsidiary) of its election to defend a complaint by a third party within ten days shall be a waiver by Jason of its right to respond to such complaint and within 20 days after notice thereof shall be a waiver by Jason of its right to assume control of the defense of such claim or litigation. If Jason assumes control of the defense of such claim or litigation resulting therefrom, Jason shall take all reasonable steps necessary in the defense or settlement of such claim or litigation resulting therefrom, and Jason shall hold the Purchaser (and Deltak, Braden and the Subsidiaries) harmless from and against all damages arising out of or resulting from any settlement approved by Jason or any judgment in connection with such claim or litigation. Notwithstanding Jason's assumption of the defense of such third-party claim or demand, the Purchaser (or Deltak, Braden or a Subsidiary) shall have the right to participate in the defense of such third-party claim or demand at its own expense. Jason shall not, in the defense of such claim or litigation, consent to entry of any judgment or enter into any settlement, except in either case with the written consent of the Purchaser (or Deltak, Braden or a Subsidiary), which consent shall not be unreasonably withheld. The Purchaser (or Deltak, Braden or a Subsidiary) shall furnish Jason in reasonable detail all information the Purchaser (or Deltak, Braden or a Subsidiary) may have with respect to any such third-party claim and shall make available to Jason and its representatives all records and other similar materials which are reasonably required in the defense of such third-party claim and shall otherwise cooperate with and assist Jason in the defense of such third-party claim. If Jason does not assume control of the defense of any such third-party claim or litigation resulting therefrom, the Purchaser (or Deltak, Braden or a Subsidiary) may defend against such claim or litigation in such manner as it may reasonably deem appropriate, and Jason shall indemnify the Purchaser (and Deltak, Braden and the Subsidiaries) from any damages and costs indemnifiable under this section incurred in connection therewith.

                12.03 Limitations. No indemnification pursuant to section 12.01(a) of this Agreement, nor any indemnification of Recipient Damages described in section 12.01 of this Agreement, shall be payable by Jason to Purchasers (or Deltak, Braden or a Subsidiary) unless and until the sum of Purchaser's Damages pursuant to section 12.01(a) of this Agreement and Recipient Damages in excess of the Recipient Damages Cap, net of any related insurance proceeds received by either Purchaser (or Deltak, Braden or a Subsidiary), exceed 1% of the sum of the Deltak Purchase Price, the Braden Purchase Price, and the Subsidiaries Purchase Price (the "Aggregate Price") (the "Basket"). At such time that the aggregate amount of Purchaser's Damages pursuant to section 12.01(a) of this Agreement and Recipient Damages in excess of the Recipient Damages Cap exceeds the Basket, Jason shall be liable to the relevant Purchaser (or Deltak, Braden or a Subsidiary) only for such of Purchaser's Damages and/or Recipient Damages in excess of the Recipient Damages Cap, net of any related insurance proceeds received by either Purchaser (or Deltak, Braden or a Subsidiary), which exceed the Basket. In no event shall Jason be required to indemnify either Purchaser (or Deltak, Braden or a Subsidiary) for Purchaser's Damages pursuant to section 12.01(a) of this Agreement or Recipient Damages in excess of the Recipient Damages Cap in excess of the amount equal to 10% of the Aggregate Price. Notwithstanding the foregoing, the limitations set forth in this section 12.03 shall not apply to claims based upon a breach of sections 7.01, 7.02, 7.03 or
7.04 hereof or upon any breach of the representations or warranties contained in section 7.24 which relate to Income Taxes. Notwithstanding the foregoing, the limitations set forth in this section 12.03 shall not apply to any willful breach of any representation or warranty.

        13.     Indemnification by Purchasers.

                13.01 Indemnification. Notwithstanding the Closing, each Purchaser (including Deltak, Braden and the Subsidiaries) agrees to indemnify, defend and hold Jason and Sellers, their directors, officers, employees, agents, members and shareholders harmless from and against any damage, liability, loss, cost, claim, obligation or deficiency (including, but not limited to, reasonable attorneys' fees and other costs and expenses incident to proceedings or investigations or the defense or settlement of any claim but not including punitive or consequential damages) ("Seller's Damages") arising out of, resulting from or relating to:

                      (a)     any inaccuracy in or breach of the
representations or warranties of either Purchaser set forth in section 8 hereof or in any schedule hereto or in any agreement, certificate or document furnished or to be furnished to Jason or Sellers by either Purchaser pursuant hereto in connection with the transactions contemplated hereby; or

                      (b) any failure to duly perform or observe any term, provision or covenant to be performed or observed by either Purchaser pursuant to this Agreement or any agreement described herein; or

                      (c) any claim with respect to the Assumed Liabilities (as defined in the Contribution Agreements) (other than any such claims by either

Purchaser, Braden and/or Deltak, as applicable, and/or any of their respective Affiliates arising out of this Agreement or the Contribution Agreements); and

                        (d) the dispute with the former owners of Braden-Europe B.V. described on Schedule 7.33.

                        The representations and warranties of Purchasers set forth in sections 8.03, 8.05 and 8.06 shall survive Closing until March 31, 1999. The representations and warranties of Purchasers set forth in sections 8.01, 8.02 and 8.04 shall survive Closing indefinitely. The Purchasers' obligation to indemnify with respect to a claim for a breach of a representation or warranty set forth in section 8 shall extend beyond the applicable survival period if Jason or Sellers assert such claim by notice in writing to Purchaser LLC within such survival period. Notwithstanding anything to the contrary in this section 13, no limitation or condition of liability provided in this section 13 shall apply to the breach of any representations or warranties if such breach was willful or made with the intent to deceive.

                13.02 Procedure. The procedural rules set forth in section 12.02 shall apply with respect to indemnification by Purchasers; provided, however, that the parties' obligations under section 12.02 shall be reversed, as appropriate.

        14. Nature of Representations. All statements contained in any certificate, exhibit, schedule, list or other instrument delivered by or on behalf of Jason, Sellers or Purchasers pursuant hereto shall be deemed representations and warranties by Jason or Purchasers hereunder.

        15.     Miscellaneous.

                15.01 Further Assurances. Upon reasonable request, from time to time, each party agrees that it shall (or direct its employees to, if applicable) execute and deliver all documents, make all rightful oaths, testify in any proceedings and do all other acts which may be necessary or desirable in the reasonable opinion of the other party to protect or record the right or title of Purchasers to the membership interests and capital stock purchased hereunder to protect or record the right or title of Braden, Deltak (or a Purchaser, as the case may be) to the JPG Assets, or to aid in the prosecution or defense of any rights arising therefrom, all without further consideration, except as otherwise provided in sections 12 or 13. Notwithstanding the foregoing, except as specifically set forth herein and except as agreed to in writing between Jason and Purchaser LLC, after the date hereof, neither Jason nor any Seller shall be obligated to take any action to obtain consents to assignment, subcontracting, or change of control in connection with any contracts or leases of the Business.

                15.02 General. This Agreement may be amended only by an agreement in writing by the parties hereto. This Agreement shall be governed by and subject to the laws of the State of Wisconsin without giving effect to choice of law principles thereunder. The failure of any party to insist, in any one or more instances, upon performance of any of the terms and conditions of this Agreement shall not be construed as a waiver or relinquishment of any rights granted hereunder or of the future performance of any such term, covenant or condition. In the event of any controversy concerning the rights or obligations under this Agreement, such rights or obligations shall be enforceable in a court of equity by a decree of specific performance. Such remedy shall, however, be cumulative and nonexclusive and shall be in addition to any other remedy which the parties may have. If any provision, clause or part of this Agreement, or the application thereof under certain circumstances, is held invalid, the remainder of this Agreement, or the application of each provision, clause or part under other circumstances, shall not be affected thereby.

                15.03 Notices. Any notice to be given hereunder shall be given and deemed sufficient if in writing and delivered or two business days after being mailed by registered or certified mail, in the case of Jason or Sellers, to:

                      Jason Incorporated
                      411 East Wisconsin Avenue
                      Suite 2500
                      Milwaukee, WI 53202
                      Attn:  Mark Train, President

with a copy to:

                      Reinhart, Boerner, Van Deuren, Norris & Rieselbach, s.c. 1000 North Water Street
                      Suite 2100
                      Milwaukee, WI 53202
                      Attn:  Richard W. Graber, Esq.

and, in the case of Purchasers, to:

                      Saw Mill Capital LLC
                      22 Saw Mill River Road
                      Hawthorne, NY 10532
                      Attn:  Howard Unger

with a copy to:

                      Kirkland & Ellis
                      153 East 53rd Street
                      New York, NY 10022
                      Attn:  Frederick Tanne, Esq.

                15.04 Benefit. This Agreement shall be binding upon and inure to the benefit of and shall be enforceable by Purchasers, Jason, Sellers and their respective successors and assigns. This Agreement may not be assigned without the written consent of the other party(ies), except that a Purchaser may assign its rights and obligations hereunder in whole or in part to any Affiliate of such Purchaser or as collateral security to any Person providing financing to such Purchaser.

                15.05   Expenses.

                        (a) Subject to section 15.05(b) and except to the extent otherwise provided hereunder, all expenses incurred by Jason or Purchasers in connection with the transactions contemplated hereby, including, without limitation, legal, accounting and brokerage fees shall be the responsibility of and for the account of the party which ordered the particular service or incurred the particular expense.

                        (b)     The cost of the letters of credit described in
section 6.02(b) and the Seller Letters of Credit shall be paid by Purchaser LLC, provided that Jason shall use reasonable efforts to minimize any such costs. Jason shall keep all Seller Letters of Credit outstanding until, at any time after Closing, otherwise requested in writing by Purchaser LLC, at which time Jason shall immediately cancel any of the Seller Letters of Credit; provided, however, that Purchaser LLC shall have procured a release from liability in relation to the Seller Letters of Credit(s) for Jason and/or its relevant affiliate.

                15.06 Entire Agreement. This Agreement and the schedules and other documents to be delivered pursuant hereto constitute the entire agreement among the parties hereto and there are no agreements, representations or warranties which are not set forth herein. All prior negotiations, agreements and understandings are superseded hereby.

                15.07 Public Announcement. Except as required by law, no public announcement of the transactions contemplated hereby shall be made after the date hereof by way of press release, disclosure to the trade or otherwise except with the mutual approval of Purchaser LLC and Jason.

                15.08 Arbitration. Except as provided in sections 3.03(a) and 15.10(e), all claims, disputes and other matters in question between the parties to this Agreement, arising out of or in any way relating to this Agreement or the breach thereof, shall be decided by arbitration in Chicago, Illinois, in accordance with the rules of the American Arbitration Association ("AAA") then in effect unless the parties mutually agree otherwise. This agreement to arbitrate shall be specifically enforceable under the prevailing arbitration law. Notice of the demand for arbitration shall be filed in writing with the other party(ies) to this Agreement and with the AAA in Chicago, Illinois. The demand shall be made within a reasonable time after the claim, dispute or other matter in question has arisen. In no event shall the demand for arbitration be made after the date when institution of legal or equitable proceedings based on such claim, dispute, or other matter in question would be barred by this Agreement or the applicable statute of limitations.

                        Upon filing of a notice for demand for arbitration by any party hereto, arbitration shall be commenced and conducted as follows:

                        (a) Arbitrators. All claims, disputes, controversies and other matters (collectively "Matters") shall be referred to and decided and settled by one arbitrator mutually agreeable to the parties. If the parties are unable to agree on an arbitrator, the Matter shall be referred to and decided and settled by a panel of three independent arbitrators, one selected by Jason, one selected by the Purchaser LLC and the third selected by the two arbitrators so selected. In the event the two arbitrators are unable to agree on the third arbitrator, the third arbitrator shall be selected in accordance with the then current rules of the AAA. The selection of arbitrators shall be made within thirty (30) days after the date of the notice of demand for arbitration given pursuant hereto.

                        (b) Cost of Arbitration. Each party shall bear its own costs incurred in connection with the arbitration proceeding. The parties shall each be responsible for one-half (1/2) of the fees of the arbitrator(s) and his or their related expenses.

                        (c) Location of Proceedings. All arbitration proceedings shall be held in Chicago, Illinois unless the parties agree otherwise.

                        (d) Pre-Hearing Discovery. The parties shall have the right to conduct and enforce pre-hearing discovery in accordance with the then current Federal Rules of Civil Procedure. Document discovery and other discovery shall be under the control of and be enforceable by the arbitrator and the arbitrator shall permit and facilitate such discovery as he shall determine is appropriate under the circumstances, taking into account the needs of the parties and the desirability of making discovery expeditious and cost effective.

                        (e) Hearings. The hearing shall be conducted to preserve its privacy and to allow reasonable procedural due process.

                        (f) Governing Law. The laws of the State of Wisconsin shall be applied, without reference to the choice of law principles thereof, in resolving matters submitted to such arbitration.

                        (g) Consolidation. No arbitration shall include, by consolidation, joinder or in any other manner, any additional person not a party to this Agreement (other than affiliates of any such party, which affiliates may be included in the arbitration) except by written consent of the parties hereto containing a specific reference to this Agreement.

                        (h) Award. The arbitrators are empowered to render an award of general compensatory damages and equitable relief (including, without limitation, injunctive relief). Any award issued by the arbitrator shall be final and may be enforced in any court of competent jurisdiction.

                        (i) Confidentiality. The parties hereto will maintain the substance of any proceedings hereunder in confidence and make disclosures to others only to the extent necessary to properly conduct the proceedings.

                15.09 Brokers. Purchasers and Jason represent and warrant to each other that, except for the fees of Cleary Gull Reiland & McDevitt Inc., for which Jason shall be responsible, there are no brokerage or finder's fees in connection with the transactions contemplated hereby resulting from any actions taken by them and they hereby indemnify, save and hold each other harmless from and against any claims by any broker or finder for a fee or expense which is based in any way on an agreement, arrangement or understanding made or alleged to have been made by them relating to the transactions contemplated hereby.


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

                15.10 Covenant Not to Compete.

                        (a) Within the United States and in each other jurisdiction in which the Business currently conducts business, Jason and Sellers shall not, directly or indirectly, during the five-year period beginning on the Closing Date and ending on the anniversary thereof in calendar year 2003 (the "Restricted Period"), engage in the manufacture or sale of any products that are the same or of a type substantially similar to products currently manufactured by the Business.

                        (b) During the Restricted Period, Jason and Sellers shall not, directly or indirectly, encourage to leave the employment of either Purchaser, Deltak, Braden or any Subsidiary or in any way solicit for employment, while so employed, any person who is employed by either Purchaser, Deltak, Braden or any Subsidiary immediately after the Closing Date.

                        (c) Jason and Sellers agree that: (i) the covenants set forth in this section 15.10 are reasonable in geographical and temporal scope and in all other respects, (ii) Purchasers would not have entered into this Agreement but for the covenants of Jason and Sellers contained herein, and
(iii) the covenants contained herein have been made in order to induce the Purchasers to enter into this Agreement.

                        (d) If, at the time of enforcement of this section 15.10, a court shall hold that the duration, scope or area restrictions stated herein are unreasonable under circumstances then existing, the parties agree that the maximum duration, scope or area reasonable under such circumstances shall be substituted for the stated duration, scope or area and that the court shall be allowed to revise the restrictions contained herein to cover the maximum period, scope and area permitted by law.

                        (e) Jason and Sellers recognize and affirm that in the event of their breach of any provision of this section 15.10 or section 11.03, money damages would be inadequate and the Purchasers would have no adequate remedy at law. Accordingly, Jason and Sellers agree that in the event of a breach or a threatened breach by Jason or Sellers of any of the provisions of this section 15.10 or section 11.03, Purchasers, in addition and supplementary to other rights and remedies existing in its favor, may apply to any court of law or equity of competent jurisdiction for specific performance and/or injunctive or other relief in order to enforce or prevent any violations of the provisions hereof or thereof (without posting a bond or other security).

                15.11 Knowledge. Whenever the Agreement refers to matters within Jason's "knowledge," "known to Jason" or of which Jason "knows" or is "aware," such reference is limited to the actual knowledge as of the Closing Date of (a) any of Larry Edwards, Michael Hackner or James Wilson, or (b) after reasonable inquiry of Larry Edwards, Michael Hackner, James Wilson, Gary Obermiller and Gene Schockemoehl regarding the representations and warranties set forth in section 7 of this Agreement, any of Mark Train or Vincent Martin. Further, to the extent Jason is required to make a representation or warranty as to an act or action "threatened" against Jason, Deltak, Braden or a Subsidiary, Jason shall be deemed to have knowledge of such threat only if such threat is known as of the Closing Date (a) by Larry Edwards, Michael Hackner or James Wilson, or
(b) after reasonable inquiry of Larry Edwards, Michael Hackner, James Wilson, Gary Obermiller and Gene Schockemoehl, by Mark Train or Vincent Martin, and a reasonable person in the exercise of reasonable business judgment would characterize the statements made or notice given or actions taken as a "threat."

                15.12 Counterparts. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement, and shall become effective when one or more such counterparts have been signed by each of the parties and delivered to the other party.

                15.13 Drafting. This Agreement was jointly drafted and prepared by the parties hereto and no presumption, either in favor of or against either party hereto, shall be deemed to exist with respect to the interpretation of any provision of this Agreement by virtue of the authorship thereof.

                15.14 Headings. The section headings contained in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.

                15.15 Severability. Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction.


                       [Signatures on the following page]

        IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the day, month and year first above written.

                                    JASON INCORPORATED

                                    BY /s/ illegible
                                      ------------------------------------
                                        Its Chairman and Chief Executive Officer
                                            ----------------------------------

                                    JASON NEVADA, INC.

                                    BY /s/ illegible
                                      ------------------------------------
                                         Its Vice President
                                            ----------------------------------

                                    DELTAK NEVADA, INC.

                                    BY /s/ illegible
                                      ----------------------------------
                                         Its Vice President
                                            ----------------------------------

                                    BRADEN NEVADA, INC.

                                    BY /s/ illegible
                                      ----------------------------------
                                         Its Vice President
                                            ----------------------------------

                                    GLOBAL ENERGY EQUIPMENT GROUP, L.L.C.

                                    BY /s/ Larry Edwards
                                      ------------------------------------
                                         Its President
                                            ----------------------------------

                                    GEEG, INC.

                                    BY /s/ Larry Edwards
                                      ------------------------------------
                                         Its President
                                            ----------------------------------

                                    FOR PURPOSES OF SECTIONS 12, 13 AND 15 ONLY

                                    DELTAK, L.L.C.

                                    BY /s/ Michael Hackner
                                      ------------------------------------
                                         Its Treasurer and Secretary
                                            ----------------------------------

                                    BRADEN MANUFACTURING, L.L.C.

                                    BY /s/ James P. Wilson
                                      ------------------------------------
                                         Its Treasurer and Secretary
                                            ----------------------------------

                                    EXHIBITS

A.      Reinhart, Boerner, Van Deuren, Norris & Rieselbach, s.c. Opinion
B.      Kirkland & Ellis Opinion

                                    SCHEDULES


            The following are the Schedules to the Purchase Agreement dated June 5, 1998 by and among Global Energy Equipment Group, L.L.C., GEEG, Inc. Jason incorporated, Braden Nevada, Inc., Deltak Nevada, Inc. and Jason Nevada, Inc., and, for purposes of sections 12, 13 and 15 of the Agreement, Deltak, L.L.C. and Braden Manufacturing, L.L.C. Summaries of or references to actual documents attached hereto are qualified in their entirety by reference to such documents. The inclusion of any item on any Schedule attached hereto shall not constitute an admission that a violation, right of termination, default, liability or other obligation of any kind exists with respect to such item, but rather is intended only to qualify certain representations and warranties in the Agreement and to set forth other information required by the Agreement. Also, the inclusion of any matter on any Schedule attached hereto shall not constitute an admission as to its materiality as it relates to any provision of the Agreement. If a document or matter is listed on any Schedule attached hereto, such listing shall suffice, without specific repetition and with or without cross-reference, as a response to any section of the Agreement. Any reference in the Schedules to "Braden" shall, to the extent necessary to make the disclosures accurate, include Braden Manufacturing, the former unit of Jason. Any reference in the Schedules to "Deltak" shall, to the extent necessary to make the disclosure accurate, include Deltak, the former unit of Jason. Except as expressly set forth on the Schedules attached hereto, the definitions of the Agreement are incorporated herein by reference.

                                List of Schedules

Schedule 3.01         Statements of Net Operating Assets; Closing Estimates
Schedule 3.04         Allocation of Purchase Price
Schedule 5.01         Third Party Approvals
Schedule 5.02         Estoppel Certificates
Schedule 5.05         Encumbrances and Guaranties
Schedule 6.02(b)      Letters of Credit
Schedule 7.01         Corporate Organization
Schedule 7.02         Authorization of Agreement
Schedule 7.03         Title to Assets
Schedule 7.04         Subsidiaries; Capitalization
Schedule 7.05         Financial Statements
Schedule 7.06         Labor Matters
Schedule 7.07         Consents and Approvals
Schedule 7.08         Liabilities
Schedule 7.10         Inventory
Schedule 7.11         Business Changes
Schedule 7.12         Real Property
Schedule 7.13         Condition of Real Property
Schedule 7.16         Building Code Compliance
Schedule 7.17         Zoning
Schedule 7.18         Personal Property Leased
Schedule 7.19         Condition of Assets
Schedule 7.20         Contracts and Leases
Schedule 7.21         Compliance with Environmental Laws
Schedule 7.22         Government License and Regulation
Schedule 7.23         Restrictions on Personnel
Schedule 7.24         Taxes
Schedule 7.25         Employment Contracts and Policies
Schedule 7.26         Intangible Assets
Schedule 7.29         Insurance
Schedule 7.31         Disabled Employees
Schedule 7.33         Litigation and Proceedings
Schedule 7.34(a)      Pension Plans
Schedule 7.34(d)      Qualified Status of Pension Plans
Schedule 7.34(e)      Welfare Plans
Schedule 7.34(f)      Copies of Welfare Plans
Schedule 7.34(g)      Other Plans
Schedule 7.34(h)
Schedule 7.34(i)      Material Modifications
Schedule 7.34(k)      Multiemployer Plans

Schedule 7.34(l)      Compliance with Legal Requirements
Schedule 7.34(m)      COBRA Continuation Coverage
Schedule 7.34(n)
Schedule 7.34(o)      ERISA Title IV Events
Schedule 7.34(p)      Prohibited Transactions
Schedule 7.34(q)      PBGC Liabilities
Schedule 7.34(r)      Change in Control or Ownership
Schedule 7.35         Power of Attorney
Schedule 7.36         Guaranties
Schedule 7.37         Directors and Officers
Schedule 7.39         Product Warranty
Schedule 7.40         Affiliated Transactions


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